Exhibit 1

[Translation]

[COVER]

Document to be Filed:	Securities Registration Statement

Filed with:	The Director-General of the Kanto Local Finance Bureau

Filing Date:	June 13, 2011

Company Name:	Taisho Seiyaku Holdings Kabushiki Kaisha

English Name:	TAISHO PHARMACEUTICAL HOLDINGS CO., LTD.

Name and Title of the Representative:	Akira Uehara, Chairman and CEO

Location of the Head Office:	3-24-1, Takada, Toshima-ku, Tokyo

Telephone Number:	Not applicable.

Administrative Person to Contact:	Taisho Pharmaceutical Co., Ltd.

Kyuji Kobayashi

General Manager of Accounting Division

Nearest Place to Contact:	Taisho Pharmaceutical Co., Ltd.

3-24-1, Takada, Toshima-ku, Tokyo

Telephone Number:	Taisho Pharmaceutical Co., Ltd.

+81-3-3985-1111 (main number)

Administrative Person to Contact:	Taisho Pharmaceutical Co., Ltd.

Kyuji Kobayashi

General Manager of Accounting Division

Type of Offered Securities Subject to	Stock

    Registration:

Amount of Offering Subject to Registration:	537,129,374,827 yen (Note)

Place for Public Inspection:	Not applicable.

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

(Note)	As the amount of offering subject to registration is undetermined as of the filing date hereof, the amount of the shareholders’ equity (the book value) of Taisho Pharmaceutical Co., Ltd. as of March 31, 2011 is indicated.

PART I.    SECURITIES INFORMATION

I.	TERMS AND CONDITIONS OF OFFERING

1.	Newly Issued Shares

Type of Shares	Number of Shares to Be Issued	Details
Common Stock	90,139,653 shares (Notes) 1, 2, 3	The shares will have full voting rights and will be the standard shares of the Company with no restrictions on rights. The number of shares constituting one (1) unit shall be one hundred (100) shares. (Note) 4

(Note)	1.	The number of shares to be issued is based on the total number of issued shares of Taisho Pharmaceutical Co., Ltd. (“Taisho”) which is 300,465,510 shares (as of March 31, 2011); therefore, the actual number of new shares to be delivered by TAISHO PHARMACEUTICAL HOLDINGS CO., LTD. (“Company”), which will be the wholly owning parent company incorporated through a share transfer (holding company), may fluctuate.

	2.	The shares of the common stock are planned to be issued in connection with a share transfer (“Share Transfer”) that will be carried out based on a resolution of the board of directors meeting of Taisho held on May 13, 2011 (approval of the preparation of a share transfer plan, and submission to an annual shareholders meeting for deliberation) and a special resolution (approval of the share transfer plan) of the annual shareholders meeting of Taisho scheduled to be held on June 29, 2011.

	3.	Taisho plans to apply to newly list the shares of the common stock of the Company on the Tokyo Stock Exchange, Inc. (“Tokyo Stock Exchange”).

	4.	The name and address of the book-entry transfer institution are as follows. Name: Japan Securities Depository Center, Incorporated Address: 2-1-1, Nihonbashi-Kayaba-cho, Chuo-ku, Tokyo

2.	Method of Offering

		The method of offering will be through a share transfer (Notes) 1, 2

(Note)	1.	The shares of the common stock will be allocated to each of the shareholders of Taisho as of the time (“Base Time”) immediately preceding the time when the Company obtains all of the issued shares of Taisho through the Share Transfer, in the proportion of 0.3 shares to one (1) share of the common stock of Taisho. The issue price to each shareholder will be the total issue price divided by the number of shares to be issued; and, out of the issue price to each shareholder, the amount to be recorded as the paid-in capital will be the total amount of the paid-in capital divided by the number of shares to be issued. The total issue price is undetermined as of the filing date hereof; however, the amount of the shareholders’ equity (the book value) of Taisho as of the end of the preceding business year is 537,129,374,827 yen, and 30,000,000,000 yen out of the total amount of the issue price will be recorded as the paid-in capital.

	2.	With respect to the shares of the common stock of the Company stated in “1. Newly Issued Shares,” the Company plans to apply for listing on the Tokyo Stock Exchange, and to have those shares listed on the first section of the Tokyo Stock Exchange on October 3, 2011.

		The application procedures for listing on the Tokyo Stock Exchange will be taken pursuant to Article 201, paragraph 2 of the Securities Listing Regulations of the Tokyo Stock Exchange, and the listing is planned to be conducted through the technical listing set forth in the same regulations (Article 208 of the same regulations). The technical listing is a system to allow prompt listing, when a listed company dissolves by merging with a non-listed company or becomes a wholly owned subsidiary company of a non-listed company through share exchange or share transfer, by mainly checking whether the share certificates, etc. issued by that non-listed company (limited to those for which listing application is made within six (6) months after the effective date, etc. (Article 216, paragraph 1 of the Enforcement Rules for Securities Listing Regulations of the Tokyo Stock Exchange)) will be in compliance with the liquidity standards set forth in the same regulations.

3.		Conditions of Offering

	(1)	Bidding Method

(i) Offering Through Bid Not applicable.

(ii) Offering Through Method Other than Bid Not applicable.

	(2)	Book Building Method
Not applicable.

(i) Location at Which Applications will be Handled Not applicable.

(ii) Location at Which Subscriptions will be Handled Not applicable.

4.		Underwriting of Shares
Not applicable.

5.		Purpose of Use of Proceeds from Issuance of New Shares

	(1)	Amount of Proceeds from Issuance of New Shares
Not applicable.

	(2)	Purpose of Use of Proceeds
Not applicable.

II.	TERMS AND CONDITIONS OF SALE

Not applicable.

[Special Matters to be Stated Concerning Offering or Sales]

Regarding the Listing on the First Section of the Tokyo Stock Exchange

With respect to the shares of common stock of the Company that are newly issued shares under “I. TERMS AND CONDITIONS OF OFFERING” above, the Company plans to list those shares on the first section of the Tokyo Stock Exchange by way of the technical listing stated in No. 2 of the (Note) of “I. TERMS AND CONDITIONS OF OFFERING, 2. Method of Offering” above.

III.	OTHER MATTERS TO BE STATED

Not applicable.

PART II    INFORMATION CONCERNING REORGANIZATION (TENDER OFFER)

I.	OUTLINE OF REORGANIZATION (TENDER OFFER)

1.	Purpose, etc. of the Reorganization

1.	Purpose and Reason of the Share Transfer

Taisho’s mission is “to contribute to society by creating and offering superior pharmaceuticals and health related products as well as healthcare-related information and services in socially responsible ways that enrich people’s lives by improving health and beauty.” In order to achieve this purpose, Taisho aims to build a stronger business basis so that it will be able to steadily develop and improve its ability to compete internationally.

Recently, however, Taisho’s operations have been exposed to increasingly difficult circumstances. The domestic market for over-the-counter (OTC) drugs has been maturing, and in the domestic market for prescription pharmaceuticals, there are issues with respect to government measures designed to curb healthcare costs and, the revision of NHI drug prices, as well as increasing difficulties in the development of new drugs. Taisho aims to achieve sustainable growth under these circumstances. For this purpose, in its main line of business, the Self-Medication Operation Group (i.e., OTC drugs and healthcare-related products businesses), Taisho has been focusing on product development by seeking to understand its customers’ needs, and has been making efforts to strengthen its brands, which are regarded highly and have a devoted following of customers. In its Prescription Pharmaceutical Operation Group (i.e., prescription pharmaceuticals and their related business), Taisho has been focusing on the research and development of highly original and globally accepted new drugs, as well as positively promoting the in-licensing of promising drugs and attempting to improve and strengthen its drug development pipelines. Also, with respect to its overseas business, in addition to its active promotion of the energy drink “Lipovitan,” Taisho has achieved participation in the OTC drug business in the Asian region. Aiming to develop its business in Asian markets, in 2009, Taisho acquired Bristol-Myers Squibb Company’s Asian OTC drug business, and agreed on April 7 this year to acquire all shares of Hoepharma Holdings Sdn. Bhd., which is a Malaysian healthcare company.

Taisho has decided that, in order to achieve sustainable growth in the Self-Medication Operation Group and the Prescription Pharmaceutical Operation Group, it is necessary to establish a group structure that will enable it to distribute the management resources of its corporate group effectively and to strengthen its competitiveness. Taisho therefore resolved to incorporate the Company, which will be a wholly owning parent company of Taisho, through a sole-share transfer, thereby moving to a holding company-structure as of October 3, 2011 (scheduled date).

The Company which will be newly incorporated will assume the function of proposing management strategies as the company controlling the whole group based on a new structure for corporate governance, and will distribute management resources effectively to its respective domestic and overseas businesses in order to achieve well-balanced and sustainable growth and strengthen competitiveness with respect to the Self-Medication Operation Group and the Prescription Pharmaceutical Operation Group. It will increase corporate value by producing synergetic effects from these two businesses, and contribute to its customers achieving healthier and more prosperous lives.

2.	Outline of Corporate Group of Filing Company, and Relationship within the Corporate Group Between Reorganized Company and Corporate Group of Filing Company

(1)	Outline of Corporate Group of Filing Company

(i) Outline of Filing Company

(1) Trade Name	TAISHO PHARMACEUTICAL HOLDINGS CO., LTD.

(2) Businesses	Management and administration of subsidiary companies, etc. engaging in manufacture and sale of over-the-counter (OTC) drugs, foods, and other goods, etc. and manufacture and sale of prescription pharmaceuticals; and businesses incidental or related thereto.

(3) Location of Head Office	3-24-1, Takada, Toshima-ku, Tokyo

(4) Scheduled Assumption of Office of Representatives and Officers	Representative Director	Akira Uehara	Present Chairman and CEO of Taisho
	Executive Director	Akira Ohira	Present Vice Chairman of Taisho
	Executive Director	Hisataka Hotta	Present Executive Vice President, Representative Director of Taisho
	Executive Director	Shigeru Uehara	Present Executive Vice President of Taisho
	Executive Director	Akihito Sakai	Present Managing Director and General Manager of Corporate Planning Division of Taisho
	Executive Director	Ken Uehara	Present Managing Director of Taisho
	Executive Director	Kiyomi Chuurei	Present Executive Director and Head of Sales Headquarters of Taisho
	Executive Director	Jun-ichi Fukudome	Present Executive Director and Head of Production Control Division of Taisho
	Executive Director	Ken-ichi Fujita	Present Executive Director and Head of Prescription Pharmaceutical Development Headquarters of Taisho
	Executive Director	Toshio Morikawa	Present Outside Director of Taisho
	Executive Director	Akemichi Baba	Present Outside Director of Taisho
	Full-time Corporate Auditor	Shigeo Morimoto	Present Full-time Corporate Auditor of Taisho
	Full-time Corporate Auditor	Kyuji Kobayashi	Present General Manager of Accounting Division
	Corporate Auditor (Outside)	Isao Yoshikawa	Present Outside Corporate Auditor of Taisho
	Corporate Auditor (Outside)	Hiroyuki Uemura	Present Senior Advisor of Mitsui Sumitomo Insurance Company, Limited

(5) Paid-in Capital	30,000 million yen

(6) Net Assets (Consolidated)	To be determined

(7) Total Assets (Consolidated)	To be determined

(8) Accounting Period	March 31

(ii)	Outline of Corporate Group of Filing Company

The status of the Company and Taisho is as follows.

Subject to approval of the annual shareholders meeting scheduled to be held on June 29, 2011, Taisho plans to incorporate the Company, which is the wholly owning parent company incorporated through a share transfer, through the Share Transfer as of October 3, 2011 (scheduled).

Company Name	Address	Paid-in Capital or Contribution to Capital (thousands of yen)	Contents of Major Businesses	Holding Percentage of Voting Rights (%)	Contents of Relationship
					Concurrent Holding of Officers, etc.		Financial Support	Business Transactions	Lease of Facilities	Business Alliance, etc.
					Number of Company’s Officers	Number of Company’s Employees
<Consolidated Subsidiary Companies> Taisho Pharmaceutical Co., Ltd.	Toshima- ku, Tokyo	29,804,450	Self- Medication Operation Group Prescription Pharmaceutical Operation Group	100.0	Not determined	Not determined	Not determined	Not determined	Not determined	Not determined

After the incorporation of the Company through the Share Transfer, Taisho will become a wholly owned subsidiary company of the Company. The status of Taisho, which will be a wholly owned subsidiary company of the Company, as of March 31, 2011 is as set forth below.

[Business Organization Chart]

(Note)	1.	Raw materials from Taisho M.T.C. Co., Ltd. are supplied through Mitsui Chemicals, Inc.

	2.	Taisho Hizon Manufacturing Inc. is an affiliate in which Taisho Pharmaceuticals (Philippines), Inc. has made an investment and which is accounted for under the equity method and is omitted from the above chart.

	3.	Biofermin Pharmaceutical Co., Ltd. is also engaged in the prescription pharmaceutical business.

Status of Group Companies

Company Name	Address	Paid-in Capital or Contribution to Capital (thousands of yen)	Contents of Major Businesses	Holding Percentage of Voting Rights (%)	Contents of Relationship
<Consolidated Subsidiary Companies>
Taisho Pharmaceutical (Taiwan) Co., Ltd.	Taipei, Taiwan	thousands of Taiwan dollars 200,000	Self-Medication Operation Group	100.0	Recipient of raw materials and products from Taisho, and manufacture and sale of Taisho products in Taiwan.

Taisho Kosei Service Co., Ltd.	Toshima-ku, Tokyo	10,000	Self-Medication Operation Group	100.0	Provision of insurance agency services, etc. to Taisho. Lease of buildings from Taisho.

Taisho Pharmaceutical California Inc. (Note) 4	California, U.S.A.	thousands of US dollars 41,050	Self-Medication Operation Group	100.0	Recipient of raw materials from Taisho, and manufacture (commissioned) and sale of Taisho products in U.S.A.

Taisho Pharmaceutical (M) SDN. BHD.	Selangor, Malaysia	thousands of Malaysian ringgit 24,380	Self-Medication Operation Group	100.0	Recipient of raw materials from Taisho, and manufacture and sale of Taisho products in Malaysia.

Taisho Okinawa Co., Ltd.	Naha-shi, Okinawa	50,000	Self-Medication Operation Group	100.0	Subcontracting of sales and sales promotion activities for Taisho products. Lease of buildings from Taisho. Concurrent officers.

Taisho Pharmaceuticals (Philippines), Inc.	Makati, Philippines	thousands of Philippines pesos 18,900	Self-Medication Operation Group	100.0	Recipient of raw materials from Taisho, and manufacture (commissioned) and sale of Taisho products in the Philippines.

Taisho M.T.C. Co., Ltd.	Minato-ku, Tokyo	400,000	Self-Medication Operation Group	60.0	Supply of raw materials to Taisho via Mitsui Chemicals, Inc. Debt guarantees given by Taisho for borrowings from financial intuitions.

PT. Taisho Indonesia	Jakarta, Indonesia	thousands of rupiahs 42,920,000	Self-Medication Operation Group	100.0	Manufacture (commissioned) and sale of Taisho products in Indonesia.

Taisho Foods Deutschland GmbH	Frankfurt, Germany	thousands of euros 306	Self-Medication Operation Group	100.0	Recipient of raw materials from Taisho, and manufacture (commissioned) and sale of Taisho products in Germany.

Taisho Co., Ltd. Shanghai	Shanghai, China	thousands of Chinese yuans 132,621	Self-Medication Operation Group	100.0 (15.0)	Recipient of raw materials from Taisho, and manufacture and sale of Taisho products in China.

Taisho Pharmaceutical Asia (M) SDN. BHD.	Selangor, Malaysia	thousands of Malaysian ringgit 26,500	Self-Medication Operation Group	100.0	Central control of operations for the nutrient drinks business of Taisho’s subsidiary companies in the ASEAN region.

Company Name	Address	Paid-in Capital or Contribution to Capital (thousands of yen)	Contents of Major Businesses	Holding Percentage of Voting Rights (%)	Contents of Relationship
Taisho Pharmaceutical Logistics Co., Ltd.	Kita-ku, Saitama-shi, Saitama	30,000	Self-Medication Operation Group	100.0	Management and operation of transport services for Taisho. Lease of buildings from Taisho.

Taisho Pharmaceutical (Europe) Ltd. (Note) 4	London, U.K.	thousands of English pounds 20,000	Self-Medication Operation Group	100.0	Recipient of raw materials from Taisho, and manufacture (commissioned) and sale of Taisho products in the U.K.

Medwell Taisho Co., Ltd.	Kita-ku, Saitama-shi, Saitama	200,000	Prescription Pharmaceutical Operation Group	100.0	Recipient of products from Taisho, and sale of Taisho products. Lease of buildings from Taisho. Concurrent officers.

Taisho Vietnam Co., Ltd.	Khanh Hoa Province, Vietnam	thousands of Vietnam dongs 170,754,300	Self-Medication Operation Group	100.0 (19.4)	Recipient of raw materials from Taisho, and manufacture and sale of Taisho products in Vietnam.

Taisho Pharmaceutical (H.K.) Ltd.	Hong Kong, China	thousands of Hong Kong dollars 163,000	Self-Medication Operation Group	100.0	Sale of Taisho products in Hong Kong.

Osotspa Taisho Co., Ltd. (Note) 3	Bangkok, Thailand	thousands of Thai bahts 15,000	Self-Medication Operation Group	49.0	Sale of Taisho products in Thailand. Concurrent officers.

Taisho Pharmaceutical R&D Inc.	New Jersey, U.S.A.	thousands of US dollars 4,000	Prescription Pharmaceutical Operation Group	100.0	Development of prescription pharmaceuticals of Taisho in U.S.A.

Taisho Toyama Pharmaceutical Co., Ltd. (Notes) 4, 5	Toshima-ku, Tokyo	2,000,000	Prescription Pharmaceutical Operation Group	70.3 (15.3)	Recipient of products from Taisho and Toyama Chemical Co., Ltd., and sale of prescription pharmaceuticals. Lease of buildings from Taisho. Concurrent officers.

Mejiro Real Estate Co., Ltd.	Toshima-ku, Tokyo	600,000	Self-Medication Operation Group	100.0	Leasing, maintenance, possession, and management of real estate. Lease of buildings from Taisho. Concurrent officers.

Shimoda Central Co., Ltd.	Toshima-ku, Tokyo	300,000	Self-Medication Operation Group	100.0 (100.0)	Subcontracting of hotel management.

Taisho Active Health Co., Ltd.	Toshima-ku, Tokyo	100,000	Self-Medication Operation Group	55.0	Supply of health foods, quasi-drugs, and cosmetics to Taisho. Concurrent officers.

Biofermin Pharmaceutical Co., Ltd. (Note) 6	Nagata-ku, Kobe-shi, Hyogo	1,227,000	Self-Medication Operation Group Prescription Pharmaceutical Operation Group	55.8	Product development, research and development, etc. in cooperation.

Company Name	Address	Paid-in Capital or Contribution to Capital (thousands of yen)	Contents of Major Businesses	Holding Percentage of Voting Rights (%)	Contents of Relationship
PT. Taisho Pharmaceutical Indonesia Tbk	Jakarta, Indonesia	thousands of rupiahs 10,240,000	Self-Medication Operation Group	98.5	Manufacture and sale of OTC drugs in Indonesia.

Taisho Pharmaceutical Singapore Private Limited	Singapore	thousands of US dollars 1,000	Self-Medication Operation Group	100.0	Supervising the Self-Medication Operation Group of Taisho’s subsidiary companies in the ASEAN region.

<Affiliated Companies Accounted for Under the Equity Method>

Toyama Chemical Co., Ltd.	Shinjuku-ku, Tokyo	10,000,000	Prescription Pharmaceutical Operation Group	34.0	Jointly established Taisho Toyama Pharmaceutical Co., Ltd. with Taisho. Supply of prescription pharmaceuticals. Concurrent officers.

Yomeishu Seizo Co., Ltd. (Note) 6	Shibuya-ku, Tokyo	1,650,000	Self-Medication Operation Group	22.1	Joint product development, supply of products, and receipt of products supply.

Taisho Hizon Manufacturing Inc.	Antipolo, Philippines	thousands of Philippines pesos 17,000	Self-Medication Operation Group	50.0 (50.0)	Subcontracting production from Taisho Pharmaceuticals (Philippines), Inc. in the Philippines.

(Note)	1.	In the column of Contents of Major Businesses, names of the segments are stated.

	2.	The parenthesized numbers in the column of Holding Percentage of Voting Rights indicate the indirect holding percentage (which is included in the preceding figure).

	3.	Although the equity interest does not exceed fifty-hundredths (50/100), the company is treated as a subsidiary company because the company is substantially controlled by Taisho.

	4.	A specified subsidiary company.

5.	With respect to Taisho Toyama Pharmaceutical Co., Ltd., its sales (excluding internal sales between consolidated companies) account for more than ten percent (10%) of the consolidated sales.
Major Profits and Losses Information, etc.

(i) Sales	89,754 million yen
(ii) Ordinary Income	2,343 million yen
(iii) Net Income for Current Period	863 million yen
(iv) Net Assets	7,853 million yen
(v) Total Assets	50,397 million yen

6.	A company required to submit annual securities reports.

	(2)	Relationship Between Reorganized Company and Corporate Group of Filing Company within Corporate Group of Filing Company

(i)

Capital Relationships

By the Share Transfer, it is planned that Taisho becomes a wholly owned subsidiary company of the Company. Please refer to the statements in “(1) Outline of Corporate Group of Filing Company, (ii) Outline of Corporate Group of Filing Company” above.

(ii)

Relationships of Concurrent Officers

It is planned that directors and corporate auditors of the Company concurrently hold positions as directors or corporate auditors of Taisho and companies belonging to the Company’s group. Please refer to the statements in “(1) Outline of Corporate Group of Filing Company, (ii) Outline of Corporate Group of Filing Company” above.

(iii)

Business Relationships

For business relationships between Taisho, which is a wholly owned subsidiary company of the Company, and Group Companies, please refer to the statements in “(1) Outline of the Corporate Group of the Filing Company, (ii) Outline of the Corporate Group of the Filing Company” above.

2.	Outline of Companies Concerned in the Reorganization

Not applicable.

3.	Agreements Concerning the Reorganization
1.	Outline of Contents of Share Transfer Plan

Taisho determined, at the board of directors meeting of Taisho held on May 13, 2011, on a share transfer plan (“Share Transfer Plan”) prescribing that subject to approval of an annual shareholders meeting of Taisho, Taisho will, as of October 3, 2011 (scheduled), conduct a share transfer where the Company is the wholly owning parent company incorporated through the share transfer and Taisho is the wholly owned subsidiary company in the share transfer.

Pursuant to the Share Transfer Plan, the Company shall, upon the Share Transfer, allocate shares of the common stock of the Company to the shareholders of Taisho as of the Base Time, in the proportion of 0.3 shares of the common stock of the Company to one (1) share of the common stock of Taisho held by the above-mentioned shareholders.

The Share Transfer Plan prescribes that approval of the Share Transfer Plan and a resolution regarding the matters required for the Share Transfer are sought at Taisho’s annual shareholders’ meeting, which is to be held on June 29, 2011. In addition, the Share Transfer Plan sets forth the trade name, location of the head office, officers, the amounts of paid-in capital and reserves, listing of shares, and the stock transfer agent, of the Company, etc. (for details, please refer to the descriptions of “2. Contents of Share Transfer Plan” below.).

Contents of the Share Transfer Plan are as set forth below.

2.	Contents of Share Transfer Plan

Share Transfer Plan (Copy)

Taisho Pharmaceutical Co., Ltd. (“Taisho”) prescribes a share transfer plan (“Plan”) as set forth below in connection with a share transfer (“Share Transfer”) in which a wholly owning parent company in the share transfer (“Holding Company”) will be incorporated and Taisho will be a wholly owned subsidiary company in the share transfer.

(Purpose, Trade Name, Location of Head Office, Total Number of Shares Authorized to be Issued, and Other Matters Provided for in the Articles of Incorporation of Holding Company)

Article	1.
1.	The purpose, trade name, and location of the head office of the Holding Company, and the total number of shares of the Holding Company authorized to be issued shall be as follows.

(1)	Purpose

The purpose of the Holding Company shall be as stated in Article 2 of the “ARTICLES OF INCORPORATION OF TAISHO PHARMACEUTICAL HOLDINGS CO., LTD.” in the Exhibit attached hereto.

(2)	Trade Name

The trade name of the Holding Company shall be “Taisho Seiyaku Holdings Kabushiki Kaisha,” which shall be expressed in English as “TAISHO PHARMACEUTICAL HOLDINGS CO., LTD.”

(3)	Location of Head Office

The location of the head office of the Holding Company shall be Toshima-ku, Tokyo.

(4)	Total Number of Shares Authorized to be Issued

The total number of shares authorized to be issued by the Holding Company shall be 360,000,000 shares.

2.	In addition to what is listed in the preceding paragraph, the matters provided for in the Articles of Incorporation of the Holding Company shall be as stated in the “ARTICLES OF INCORPORATION OF TAISHO PHARMACEUTICAL HOLDINGS CO., LTD.” in the Exhibit attached hereto.

(Names of Directors, etc. and Independent Auditor at Incorporation of Holding Company)

Article 2.

1.	The names of the directors at incorporation of the Holding Company shall be as follows.

Akira Uehara

Akira Ohira

Hisataka Hotta

Shigeru Uehara

Akihito Sakai

Ken Uehara

Kiyomi Chuurei

Jun-ichi Fukudome

Ken-ichi Fujita

Toshio Morikawa

Akemichi Baba

2.	The names of the corporate auditors at incorporation of the Holding Company shall be as follows.

Shigeo Morimoto

Kyuji Kobayashi

Isao Yoshikawa

Hiroyuki Uemura

3.	The name of the independent auditor at incorporation of the Holding Company shall be as follows.

PricewaterhouseCoopers Aarata

(Shares to be Delivered upon Share Transfer and Allocation thereof)

Article 3.

1.	The Holding Company shall, upon the Share Transfer, deliver to the shareholders of Taisho as of the time (“Base Time”) immediately preceding the time when the Holding Company obtains all of the issued shares of Taisho through the Share Transfer the number of shares of the common stock of the Holding Company which shall be equivalent to the aggregate of the number obtained by multiplying by 0.3 the aggregate number of shares of the common stock having been issued by Taisho as of the Base Time, in place of the shares of the common stock of Taisho held by the above-mentioned shareholders.

2.	The Holding Company shall, upon the Share Transfer, allocate shares of the common stock of the Holding Company to the shareholders of Taisho as of the Base Time who are entitled to the allocation pursuant to the preceding paragraph, in the proportion of 0.3 shares of the common stock of the Holding Company to one share of the common stock of Taisho held by the above-mentioned shareholders.

3.	Pursuant to the provisions of the preceding two paragraphs, if the number of shares of the common stock of the Holding Company that shall be delivered to shareholders of Taisho includes a fraction less than one share, the Holding Company shall deal with the fraction in accordance with the provisions of Article 234 of the Companies Act (Act No. 86 of 2005, as amended) and other relevant laws and regulations.

(Amount of Paid-in Capital and Reserves of Holding Company)

Article 4.

The amounts of the paid-in capital and reserves upon incorporation of the Holding Company shall be as follows.

(1)	Amount of the Paid-in Capital
30,000,000,000 yen

(2)	Amount of the Capital Reserve
15,000,000,000 yen

(3)	Amount of the Retained Earnings Reserve
0 yen

(4)	Amount of Other Capital Surplus
An amount obtained by deducting the aggregate of the amounts listed in (1) and (2) above from the amount of change in the shareholders’ equity as provided for under the main paragraph of Article 52, paragraph 1 of the Ordinance on Accounting of Companies.

(5)	Amount of Other Accumulated Profits
0 yen

(Date of Establishment of Holding Company)

Article 5.

The date on which the incorporation of the Holding Company must be registered (“Date of Establishment of the Holding Company”) shall be October 3, 2011. However, the date may be changed by a resolution of the board of directors of Taisho if required in the course of the Share Transfer procedures or due to any other reason.

(Shareholders Meeting for Approval of Plan)

Article 6.

Taisho shall convene an annual shareholders meeting to be held on June 29, 2011 and seek resolutions for the approval of the Plan and other matters necessary for the Share Transfer.

(Exchange for Listed Securities of Holding Company)

Article 7.

The Holding Company plans to list its shares of the common stock on the Tokyo Stock Exchange as of the Date of Establishment of the Holding Company.

(Stock Transfer Agent of Holding Company)

Article 8.

The stock transfer agent of the Holding Company shall be Mitsubishi UFJ Trust and Banking Corporation.

(Change of Circumstances)

Article 9.

If, during the period from the preparation of the Plan to the Date of Establishment of the Holding Company, any material change occurs in the property or financial status of Taisho due to acts of God or other grounds, then conditions concerning the Share Transfer may be changed or the Share Transfer may be discontinued by a resolution of the board of directors of Taisho.

(Entry into Force of Plan)

Article 10.

The plan shall cease to be effective if approval for the Plan is not obtained at a shareholders meeting of Taisho or if permission, approval, or the like of the relevant government agencies provided for in domestic or foreign laws or regulations (including entry into force of notification filed with the relevant government agencies, and the like) is not obtained.

May 13, 2011

Taisho:	3-24-1, Takada, Toshima-ku, Tokyo
Taisho Pharmaceutical Co., Ltd.
Akira Uehara, Chairman and CEO

Exhibit

ARTICLES OF INCORPORATION

OF

TAISHO PHARMACEUTICAL HOLDINGS CO., LTD.

Chapter I    General Provisions

(Trade Name)

Article 1.

The Company shall be called Taisho Seiyaku Holdings Kabushiki Kaisha, which shall be expressed in English as TAISHO PHARMACEUTICAL HOLDINGS CO., LTD.

(Purpose)

Article 2.

1.	The purpose of the Company shall be to control and manage the business activities of a company engaging in the following businesses by holding the shares of or equity interest in the company:

(1)	manufacture, sale, import, and export of medical products, quasi-drug products, cosmetic products, medical equipment, sterilizing materials, veterinary medical products, poisons, deleterious substances, meters, pesticides, industrial chemicals, foods, food additives, distilled alcoholic beverages, animal feed, animal feed additives, fertilizers, textile products, chemical products, sundry goods, optical equipment, and photographic materials;

(2)	mail-order sales of any of the goods listed in the preceding item utilizing the internet or catalogues;

(3)	purchase, sale, and utilization of real estate and securities;

(4)	management and lease of facilities related to health, physical training, or entertainment;

(5)	management and lease of hotels, restaurants, assembly halls, and stands;

(6)	management and lease of petrol stations and parking facilities;

(7)	collection, processing, and provision of information using computer systems; and

(8)	any and all other businesses incidental or related to any of the foregoing items.

2.	The Company may engage in the businesses listed in the items of the preceding paragraph, and any and all other businesses incidental or related thereto.

(Location of Head Office)

Article 3.

The head office of the Company shall be located in Toshima-ku, Tokyo.

(Method of Public Notice)

Article 4.

The method of public notice of the Company shall be electronic public notice. However, if an accident or any other unavoidable cause renders public notice by electronic public notice unavailable, the public notice shall be given by publication in the Nihon Keizai Shimbun published in Tokyo.

Chapter II    Shares

(Total Number of Shares Authorized to be Issued)

Article 5.

The total number of shares authorized to be issued by the Company shall be 360,000,000 shares.

(Acquisition by the Company of its Own Shares)

Article 6.

The Company may, by a resolution of the board of directors, acquire its own shares through market transactions, etc. pursuant to the provision of Article 165, paragraph 2 of the Companies Act.

(Number of Shares Constituting One Unit)

Article 7.

The number of shares constituting one (1) unit of shares of the Company shall be 100 shares.

(Restriction on Rights of Holders of Shares Less than One Unit)

Article 8.

Shareholders of the Company who hold a number of shares less than one unit may not exercise any right other than the rights listed below, with respect to the shares less than one unit held by the shareholders.

(1)	The rights listed in the items of Article 189, paragraph 2 of the Companies Act.

(2)	The right to request the acquisition of shares with put options.

(3)	The right to receive allotment of shares for subscription and allotment of share options for subscription, in proportion to the number of shares the shareholders hold.

(Share Handling Rules)

Article 9.

Entering statements or records in the shareholder registry and the registry of share options, purchasing shares less than one unit, the method of exercising shareholders’ rights, and other handling and fees concerning shares shall be governed by the Share Handling Rules to be established by the board of directors as well as laws and regulations and these Articles of Incorporation.

(Stock Transfer Agent)

Article 10.

1.	The Company shall have an stock transfer agent with respect to shares.

2.	The stock transfer agent and its place of business shall be selected by a resolution of the board of directors and notified to the public.

(Record Date)

Article 11.

1.	The Company shall prescribe the shareholders who are stated or recorded in the final shareholder registry in each business year as the shareholders who may exercise their rights at the annual shareholders meeting for that business year.

2.	In addition to the preceding paragraph, if necessary, the Company may, by giving public notice in advance pursuant to a resolution of the board of directors, prescribe the shareholders or registered pledgees of shares who are stated or recorded in the shareholder registry on a certain date as the shareholders or registered pledgees of shares who may exercise their rights.

Chapter III    Shareholders Meeting

(Convocation)

Article 12.

An annual shareholders meeting shall be convened within three (3) months after the day following the last day of each business year. An extraordinary shareholders meeting shall be convened from time to time when necessary.

(Convener)

Article 13.

1.	Unless otherwise provided for in laws or regulations, a shareholders meeting shall be convened by the president and director pursuant to a resolution of the board of directors.

2.	If the president and director is unable to so act, one of the other directors shall convene the shareholders meeting in the order previously determined by the board of directors.

(Disclosure of Reference Documents for Shareholders Meeting, etc. via the Internet and Deemed Provision Thereof)

Article 14.

Upon convening a shareholders meeting, if the Company discloses information relating to the matters that should be stated or indicated in any reference documents for the shareholders meeting, business report, financial statements, and consolidated financial statements by a method utilizing the Internet in accordance with the applicable Ordinance of the Ministry of Justice, the Company shall be deemed to have provided its shareholders with the information.

(Chairperson)

Article 15.

1.	A shareholders meeting shall be chaired by the president and director.

2.	If the president and director is unable to so act, one of the other directors shall chair the shareholders meeting in the order previously determined by the board of directors.

(Method of Resolution)

Article 16.

1.	Unless otherwise provided for in laws or regulations or in these Articles of Incorporation, a resolution at a shareholders meeting shall be adopted by a majority of the voting rights of the shareholders present who are entitled to vote.

2.	Resolutions pursuant to the provisions of Article 309, paragraph 2 of the Companies Act shall be adopted at a shareholders meeting at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by two-thirds (2/3) or more of the voting rights of the shareholders present.

(Exercise of Voting Rights by Proxy)

Article 17.

1.	A shareholder may exercise his or her voting rights through a proxy, who shall be a shareholder of the Company having voting rights.

2.	The shareholder or the proxy shall submit a document evidencing the power of representation to the Company for each shareholders meeting.

Chapter IV    Directors and Board of Directors

(Establishment of Board of Directors)

Article 18.

The Company shall have a board of directors.

(Number)

Article 19.

The Company shall have not less than three (3) and not more than thirteen (13) directors.

(Method of Election)

Article 20.

1.	A resolution for the election of directors shall be adopted at a shareholders meeting at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by a majority of the voting rights of the shareholders present.

2.	No resolution for the election of directors shall be made by cumulative voting.

(Term of Office)

Article 21.

The term of office of directors shall expire at the close of the annual shareholders meeting for the last business year to end within two (2) years after their election.

(Representative Directors and Directors with Specific Titles)

Article 22.

1.	The board of directors shall, by a resolution, appoint the president and director. In addition, the board of directors may, by a resolution, appoint one (1) chairperson of the board as well as one (1) or more vice chairpersons of the board, vice presidents and directors, senior managing directors, and managing directors.

2.	The president and director shall represent the Company.

3.	The board of directors may, in addition to the president and director, appoint director(s) who shall represent the Company.

(Authority of Board of Directors)

Article 23.

The board of directors shall make decisions on the execution of operations of the Company. However, trivial decisions on the execution of operations may be delegated to directors.

(Convocation and Chairperson of Board of Directors Meeting)

Article 24.

1.	Unless otherwise provided for in laws or regulations, board of directors meetings shall be convened by the chairperson of the board or, if he or she is unable to so act or, if there are no chairpersons of the board in office, by the president and director, and shall be chaired by the convener.

2.	If there is no one who convenes a board of directors meeting in accordance with the preceding paragraph due to an accident or vacancy, the meeting shall be convened by one of the other directors in the order previously determined by the board of directors and shall be chaired by the convener.

3.	A convocation notice of a board of directors meeting shall be dispatched to each director and each corporate auditor no later than three (3) days prior to the date of the meeting. However, this period may be shortened in case of urgency.

(Duty of Directors with Specific Titles)

Article 25.

1.	The chairperson of the board shall control the operations of the Company.

2.	The vice chairperson(s) of the board shall assist the chairperson of the board.

3.	The president and director shall preside over the operations of the Company.

4.	The vice president(s) and director(s) shall assist the president and director; and the senior managing director(s) and managing director(s) shall share the management of the operations of the Company.

(Method of Resolution of Board of Directors Meeting)

Article 26.

Resolutions of the board of directors shall be adopted at its meeting at which a majority of the directors entitled to participate in the voting shall be present, by a majority of the directors present.

(Omission of Resolution of Board of Directors Meeting)

Article 27.

If all directors agree, in writing or by means of electromagnetic record, to a matter to be resolved at a board of directors meeting, it shall be deemed that the resolution to approve the matter to be resolved has been adopted by the board of directors. However, this shall not apply if a corporate auditor states objections.

(Remuneration, etc. of Directors)

Article 28.

Pecuniary benefits that directors may receive from the Company in consideration of the execution of their duties, such as remuneration and bonuses (“Remuneration, etc.”) shall be determined by a resolution of a shareholders meeting.

(Agreement for Limitation of Liability with Outside Directors)

Article 29.

Pursuant to the provisions of Article 427, paragraph 1 of the Companies Act, the Company may enter into an agreement with outside director(s) that limits their liability for damages due to the failure to perform their duties. However, the limited amount of liability under the agreement shall be the amount as stipulated by laws or regulations.

(Advisors and Counselors)

Article 30.

The Company may, pursuant to a resolution of the board of directors, have advisor(s) and counselor(s).

(Rules of Board of Directors)

Article 31.

Matters concerning the board of directors shall be governed by the Rules of the Board of Directors to be established by the board of directors as well as laws and regulations and these Articles of Incorporation.

Chapter V    Corporate Auditors and Board of Corporate Auditors

(Establishment of Corporate Auditors and Board of Corporate Auditors)

Article 32.

The Company shall have corporate auditors and a board of corporate auditors.

(Number)

Article 33.

The Company shall have not less that three (3) and not more than six (6) corporate auditors.

(Method of Election)

Article 34.

A resolution for the election of corporate auditors shall be adopted at a shareholders meeting at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by a majority of the voting rights of the shareholders present.

(Term of Office)

Article 35.

The term of office of corporate auditors shall expire at the close of the annual shareholders meeting for the last business year to end within four (4) years after their election. However, the term of office of a corporate auditor who is elected as a substitute shall expire at such time as the term of office of the retired corporate auditor would expire.

(Full-Time Corporate Auditors)

Article 36.

1.	The board of corporate auditors shall, by a resolution, appoint full-time corporate auditor(s).

2.	The board of corporate auditors may, by a resolution, remove full-time corporate auditor(s).

(Convocation of Board of Corporate Auditors Meeting)

Article 37.

A convocation notice of a board of corporate auditors meeting shall be dispatched to each corporate auditor no later than three (3) days prior to the date of the meeting. However, this period may be shortened in case of urgency.

(Method of Resolution of Board of Corporate Auditors Meeting)

Article 38.

Unless otherwise provided for in laws or regulations, a resolution of a board of corporate auditors meeting shall be adopted by a majority of the corporate auditors.

(Remuneration, etc. of Corporate Auditors)

Article 39.

Remuneration, etc. of corporate auditors shall be determined by a resolution of a shareholders meeting.

(Agreement for Limitation of Liability with Outside Corporate Auditors)

Article 40.

Pursuant to the provisions of Article 427, paragraph 1 of the Companies Act, the Company may enter into an agreement with outside corporate auditor(s) that limits their liability for damages due to the failure to perform their duties. However, the limited amount of liability under the agreement shall be the amount as stipulated by laws or regulations.

(Substitute Corporate Auditors)

Article 41.

1.	The Company may elect substitute corporate auditor(s) as a precaution against cases where there are no corporate auditors in office or cases where there is a vacancy which results in a shortfall in the number of corporate auditors prescribed in laws or regulations, or these Articles of Incorporation.

2.	A resolution for the election of substitute corporate auditor(s) shall be adopted at a shareholders meeting at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by a majority of the voting rights of the shareholders present.

3.	The period during which the resolution for election pursuant to the provision of paragraph 1 remains effective shall expire at the commencement of the annual shareholders meeting for the last business year to end within four (4) years after the election. However, the effect of the election may be rescinded by a resolution of the board of directors with the consent of the board of corporate auditors.

4.	If the substitute corporate auditor assumes office as corporate auditor, his or her term of office shall expire at such time as the term of office of the retired corporate auditor would expire. However, the term of office in that case shall not exceed the effective period of the resolution for election, which is prescribed in the body of the preceding paragraph.

(Rules of Board of Corporate Auditors)

Article 42.

Matters concerning the board of corporate auditors shall be governed by the Rules of the Board of Corporate Auditors to be established by the board of corporate auditors as well as laws and regulations and these Articles of Incorporation.

Chapter VI    Independent Auditors

(Establishment of Independent Auditors)

Article 43.

The Company shall have Independent Auditor(s).

(Election of Independent Auditors)

Article 44.

Independent auditor(s) shall be elected by a resolution of a shareholders meeting.

(Term of Office of Independent Auditors)

Article 45.

1.	The term of office of independent auditor(s) shall expire at the close of the annual shareholders meeting for the last business year to end within one (1) year after their election.

2.	Unless otherwise resolved at the annual shareholders meeting set forth in the preceding paragraph, independent auditor(s) shall be deemed to have been re-elected at the annual shareholders meeting.

(Remuneration, etc. of Independent Auditors)

Article 46.

Remuneration, etc. of independent auditor(s) shall be determined by the representative director(s) with the consent of the board of corporate auditors.

Chapter VII    Accounts

(Business Year)

Article 47.

The business year of the Company shall commence on April 1 of each year and end on March 31 of the following year.

(Dividends of Surplus)

Article 48.

1.	The Company shall pay, by a resolution of a shareholders meeting, dividends of surplus in cash as year-end dividends (“Year-End Dividends”) to shareholders or registered pledgees of shares who are stated or recorded in the final shareholder registry as of March 31 of each year.

2.	The Company may pay, by a resolution of the board of directors, dividends of surplus in cash as interim dividends (“Interim Dividends”) to shareholders or registered pledgees of shares who are stated or recorded in the final shareholder registry as of September 30 of each year.

3.	The Company shall be released from its obligation to pay Year-End Dividends and Interim Dividends when a full three (3) years have elapsed from the day on which the payment of the Year-End Dividends or Interim Dividends commenced.

4.	No interest shall accrue on unpaid Year-End Dividends and Interim Dividends.

Supplementary Provisions

(First Business Year)

Article 1.

Notwithstanding the provision of Article 47, the first business year of the Company shall commence on the date of establishment of the Company and end on March 31, 2012.

(Remuneration, etc.)

Article 2.

The total amount of the remuneration of the directors until the close of the first annual shareholders meeting of the Company shall be not more than 360 million yen per year, and the total amount of the remuneration of the corporate auditors until the close of the first annual shareholders meeting of the Company shall be not more than 60 million yen per year.

(Deletion of Supplementary Provisions)

Article 3.

These Supplementary Provisions shall be deleted as at the close of the first annual shareholders meeting of the Company.

End

4.	Descriptions of Allocation and Its Calculation Basis Concerning the Reorganization

1.	Share Transfer Ratio

Company Name	Taisho Pharmaceutical Holdings Co., Ltd. (Wholly owning parent company incorporated through the Share Transfer; the Holding Company)	Taisho Pharmaceutical Co., Ltd. (wholly owned subsidiary company in the Share Transfer)
Share Transfer Ratio	0.3	1

(Note) 1.	Upon the Share Transfer, 0.3 shares of the common stock of the Company shall be allocated per share of the common stock of Taisho. The number of shares constituting one (1) unit of the shares of the Company shall be one hundred (100) shares. If, as a result of the Share Transfer, the number of shares of the common stock of the Company that shall be delivered to the shareholders of Taisho includes any fraction less than one (1) share of the common stock of the Company, the Company will pay the shareholders the amount corresponding to such fraction less than one (1) share in accordance with Article 234 of the Companies Act and other relevant laws and regulations.

2.	The number of new shares to be issued by the Company through the Share Transfer (scheduled): 90,139,653 shares of common stock

The above number of new shares is calculated based on the total number of the shares issued by Taisho as of March 31, 2011.

The above number of new shares to be delivered by the Company may fluctuate if the total number of issued shares of Taisho changes before the Share Transfer is effected. With respect to the treasury shares held by Taisho (24,452,572 shares as of March 31, 2011), common stock of the Company (7,335,771 shares of common stock in total, corresponding to the number of treasury shares held by Taisho as of March 31, 2011) will be allocated in accordance with the share transfer ratio.

2.	Calculation Basis of Share Transfer Ratio, etc.

In the Share Transfer, the holding company (the wholly owning parent company) will be incorporated through a share transfer conducted solely by Taisho, and the shares of the Company will be allocated only to the shareholders of Taisho immediately before the Share Transfer. Since the number of shares constituting one (1) unit of the shares of Taisho and the Company are one thousand (1,000) shares and one hundred (100) shares, respectively, the minimum investment unit will not be changed if 0.1 shares of the common stock of the Company are allocated for one (1) share of the common stock of Taisho. In this case, the shareholders of Taisho will hold, immediately after the Share Transfer voting rights in the Company in the number equivalent to the number of Taisho’s voting rights they held immediately before the Share Transfer. However, taking into consideration Taisho’s current standard share price per share and, based on its top-priority and most important aim not to harm shareholders’ interests, the Company has made efforts to increase the number of individual investors and liquidity of shares by reducing the investment unit to approximately one-third (1/3) of the shares of Taisho, and has taken into account the increase in administration costs relating to shareholders as a result of the increase in the number of shareholders. As a result thereof, Taisho has determined that 0.3 shares of the common stock of the Company are to be allocated for one (1) share of the common stock of Taisho held by Taisho’s shareholders.

As described above, the Share Transfer is a share transfer to be solely conducted by Taisho, and therefore, no calculation has been conducted by any third party institution.

5.	Difference Between Securities Issued by the Reorganized Company and Securities Issued upon the Reorganization

The number of shares constituting one (1) unit of the common stock of Taisho is one thousand (1,000) shares; however, the number of shares constituting one (1) unit of the common stock of the Company will be one hundred (100) shares.

6.	Rights Held by Holders of Securities Issued by the Reorganized Company

1.	Method of Exercising Right to Demand Purchase of Shares

In order for the shareholders of Taisho to exercise, against Taisho, the dissenting shareholders’ right to demand purchase of shares set forth in Article 806 of the Companies Act with respect to the shares of the common stock of Taisho held by the shareholders, they are required to notify Taisho of their intention to dissent from the Share Transfer prior to the annual shareholders meeting scheduled to be held on June 29, 2011, and dissent from the Share Transfer at the above-mentioned annual shareholders meeting, and to exercise the right to demand purchase of shares within twenty (20) days from the day on which Taisho gives the notification under Article 806, paragraph 3 of the Companies Act or the public notice under Article 806, paragraph 4 of the Companies Act (such day shall be within two (2) weeks from the date of the resolution of the above-mentioned annual shareholders meeting (June 29, 2011)) by disclosing the number of shares relating to that demand for the purchase of shares.

2.	Method of Exercising Voting Rights

One of the methods for the shareholders of Taisho to exercise their voting rights is to attend the annual shareholders meeting of Taisho scheduled to be held on June 29, 2011 and exercise their voting rights (a shareholder may exercise his or her voting rights through a proxy who shall be a shareholder of Taisho having voting rights. In this case, the shareholder or the proxy needs to submit to Taisho a document evidencing the power of representation concerning the relevant shareholders meeting, which is prepared for each shareholders meeting.). The shareholders may also exercise their voting rights in writing. In this case, it is necessary to exercise the voting rights by 5:00 p.m. on June 28, 2011.

For the exercise of voting rights in writing, it is necessary to indicate approval or disapproval on a voting form enclosed with the reference documents for the above-mentioned shareholders meeting and return the voting form so that it reaches Taisho by the above-mentioned deadline for the exercise.

If a voting form on which neither approval nor disapproval is indicated for each proposal is submitted, it will be treated as if an intention to approve were manifested.

When a shareholder holds more than one (1) voting right, the shareholder may exercise the voting rights he or she holds diversely pursuant to Article 313 of the Companies Act. However, such shareholder is required to notify a diverse exercise of the voting rights and the reason thereof by June 25, 2011. Also, if the shareholder is not a person who holds shares on behalf of others, there is a possibility that Taisho will refuse the diverse exercise of the voting rights held by the shareholder.

3.	Method of Receipt of Shares Issued in the Reorganization

Shares issued in the Share Transfer will be allocated to the shareholders of Taisho as of the Base Time upon the Share Transfer.

The shareholders may receive shares of the Company by the shares of the Company being recorded in the book-entry transfer accounts in which the shareholders’ shares of Taisho have been recorded.

7.	Procedures Concerning the Reorganization

1.	Types and Outlines of Documents Kept under the Companies Act, etc. with Respect to Reorganization, and Method of Inspection of the Documents

With respect to the Share Transfer, pursuant to the provisions of Article 803, paragraph 1 of the Companies Act and Article 206 of the Ordinance for Enforcement of the Companies Act, documents that state the following are required to be kept at the head office of Taisho from June 14, 2011: (i) the share transfer plan, (ii) matters regarding appropriateness of the prescription regarding the matters listed in Article 773, paragraph 1, items 5 and 6 of the Companies Act, and (iii) contents of events that materially effect the status of company property, such as the disposition of material property and incurring of material obligations, which arise after the last day of the latest business year.

The document for (i) is the share transfer plan that was approved at the board of directors meeting of Taisho held on May 13, 2011. The document for (ii) is a document that explains, upon the Share Transfer, that the share transfer ratio, calculation basis thereof, and matters regarding the amounts of paid-in capital and reserves of the Company set forth in the above-mentioned share transfer plan are appropriate. The document for (iii) is a document that explains events that materially effect the status of company property, such as the disposition of material property and incurring of material obligations, which have arisen after the last day of the year ending March, 2011 of Taisho.

These documents may be inspected during the business hours of Taisho at its head office. If, before the day on which the Share Transfer becomes effective, any of the matters listed in (i) through (iii) above changes, a document stating matters after the change will be kept additionally.

2.	Method and Schedule of Procedures Concerning the Reorganization, such as Shareholders Meeting, etc.

March 31, 2011:	Record date for the annual shareholders meeting

May 13, 2011:	Board of directors meeting for the approval of the preparation of the Share Transfer Plan

June 29, 2011 (scheduled date):	Annual shareholders meeting for the approval of the Share Transfer Plan

September 28, 2011 (scheduled date):	De-listing date of Taisho’s shares

October 3, 2011 (scheduled date):	Registration date for the incorporation of the Company (effective date of the Share Transfer)

October 3, 2011 (scheduled date):	Listing date for the Company’s shares

The above schedule may be changed if required in the course of the Share Transfer procedures, or due to other reasons.

3.	Method in Which Holders of Securities Issued by the Reorganized Company Exercise Right to Demand Purchase of Their Securities upon the Reorganization

In order for the shareholders of Taisho to exercise, against Taisho, the dissenting shareholders’ right to demand purchase of shares set forth in Article 806 of the Companies Act with respect to the shares of the common stock of Taisho held by the shareholders, they are required to notify Taisho of their intention to dissent from the Share Transfer prior to the annual shareholders meeting scheduled to be held on June 29, 2011, and dissent from the Share Transfer at the above-mentioned annual shareholders meeting, and to exercise the right to demand purchase of shares within twenty (20) days from the day on which Taisho gives the notification under Article 806, paragraph 3 of the Companies Act or the public notice under Article 806, paragraph 4 of the Companies Act (such day shall be within two (2) weeks from the date of the resolution of the above-mentioned annual shareholders meeting (June 29, 2011)) by disclosing the number of shares relating to that demand for the purchase of shares.

II.	INTEGRATED FINANCIAL INFORMATION

As the Company is a newly incorporated company, there is no financial information as of the filing date hereof. However, the major performance indicators of Taisho, which is the reorganized company, in the recent consolidated fiscal years are as follows. It is believed that these performance indicators of Taisho will be reflected in the performance indicators of the Company.

Changes in Major Performance Indicators, etc.

Consolidated Performance Indicators, etc.

Business Year		97th Year	98th Year	99th Year	100th Year	101st Year	102nd Year (for Reference)
Date of Settlement of Accounts		March 2006	March 2007	March 2008	March 2009	March 2010	March 2011
Sales	(in millions of yen)	271,407	242,071	249,655	256,213	258,441	268,632
Ordinary Income	(in millions of yen)	49,748	24,926	41,896	39,902	36,671	54,077
Net Income for Current Period	(in millions of yen)	35,884	15,420	25,004	8,815	19,485	34,892
Comprehensive Income	(in millions of yen)	—	—	—	—	—	31,451
Net Assets	(in millions of yen)	567,364	547,486	548,650	514,511	527,760	535,231
Total Assets	(in millions of yen)	664,431	631,929	627,224	591,568	606,443	618,434
Net Assets Per Share	(in yen)	1,840.63	1,832.24	1,816.25	1,745.96	1,816.68	1,901.74
Net Income per Share for the Current Period	(in yen)	116.18	50.54	84.01	30.01	67.98	124.90
Net Income per Share for the Current Period after Adjustment of Dilutive Shares	(in yen)	—	—	—	—	—	—
Equity Ratio	(%)	85.4	86.3	86.1	85.4	85.3	84.8
Return on Equity-ROE	(%)	6.61	2.77	4.61	1.69	3.81	6.70
Price-Earnings Ratio-PER	(Multiplier)	20.40	42.74	23.53	60.91	25.01	14.41
Cash Flow From Operating Activities	(in millions of yen)	38,487	29,638	50,745	35,782	39,475	46,493
Cash Flow From Investing Activities	(in millions of yen)	(17,364)	(22,812)	(35,063)	(12,530)	11,244	(792)
Cash Flow From Financing Activities	(in millions of yen)	(6,888)	(31,084)	(11,431)	(29,429)	(18,837)	(18,377)
Cash and Cash Equivalents at the end of the Year	(in millions of yen)	92,195	68,381	72,621	64,862	96,956	123,602
Number of Employees (Average Number of Temporary Employees (Not Included in the Number of Employees))	(persons)	5,191 (—)	5,191 (633)	5,327 (556)	5,409 (599)	5,569 (654)	5,622 (622)

(Note) 1.	The amount of Sales do not include consumption tax, etc.

2.	The “Accounting Standard for Presentation of Net Assets in the Balance Sheet” (ASBJ Statement No. 5) and the “Guidance on Accounting Standard for Presentation of Net Assets in the Balance Sheet” (ASBJ Guidance No. 8) have been applied from the 98th year.

3.	Treasury shares were cancelled in the 97th year and the 101st year.

4.	There are no numbers stated for the Net Income per Share for the Current Year after Adjustment of Dilutive Shares because there are no dilutive shares.

5.	The bracket for the average number of temporary employees for the 97th year in the row of “Number of Employees” has been left blank because such number was less than ten hundredth (10/100) of the number of employees.

6.	The Company has not received the “Audit Report” for the 102nd year prepared by an independent auditor.

III.	MATERIAL AGREEMENTS BETWEEN THE ISSUER (ITS RELATED PARTIES) AND THE REORGANIZED COMPANY (MATERIAL AGREEMENTS BETWEEN THE ISSUER (ITS RELATED PARTIES) AND THE TARGET)

Not applicable.

Part III CORPORATE INFORMATION

I.	DETAILS OF THE CORPORATION

1.	Changes in Major Performance Indicators, etc.

Changes in major performance indicators are as listed in “PART II INFORMATION CONCERNING REORGANIZATION (TENDER OFFER), II. INTEGRATED FINANCIAL INFORMATION” above.

2.	History

May 13, 2011	At the board of directors meeting of Taisho, the content of the “share transfer plan” with the content of the incorporation of holding company “TAISHO PHARMACEUTICAL HOLDINGS CO., LTD.” through sole-share transfer of Taisho was resolved.

June 29, 2011	At the annual shareholders meeting of Taisho, a resolution is scheduled to incorporate the Company through a sole share transfer, and Taisho to become a wholly owned subsidiary company thereof. (scheduled)

October 3, 2011	Taisho plans to incorporate the Company through a share transfer. (scheduled)

The common stock of the Company is planned to be listed on the first section of the Tokyo Stock Exchange. (scheduled)

For the history of Taisho, please see Taisho’s annual securities report (which was submitted on June 29, 2010).

3.	Contents of the Businesses

The Company plans to manage and administer subsidiary companies, etc. engaging in manufacture and sale of OTC drugs, foods, and other goods, etc. and the manufacture and sale of prescription pharmaceuticals; and conduct businesses incidental or related thereto through holding the shares of the subsidiary companies above.

The major businesses of the Company’s group consisting of Taisho, which will be the wholly owned subsidiary company of the Company, and affiliated companies thereof on the last day of the latest business year of the Company’s group are as follows:

The corporate group of Taisho consists of Taisho, twenty-five (25) subsidiary companies and three (3) affiliated companies, and the major businesses of the Taisho group consist of research, development, manufacture and sale of OTC drugs, foods for special health use, foods, pharmaceutical products, and sanitary products (Self-Medication Operation Group), and research, development, manufacture, and sale of prescription pharmaceuticals (Prescription Pharmaceutical Operation Group).

The contents of major businesses operated by Taisho and its group companies and the positioning, etc. of relevant businesses of Taisho and its group companies shown in relation to segments are as follows:

Self-Medication Operation Group

Taisho	Research and development, manufacture, and sale of OTC drugs, quasi-drugs, foods, etc.

(Domestic subsidiaries)
Taisho Kosei Service Co., Ltd.	Sale of Taisho products, insurance agency, printing service, procurement and sale, etc. of various product types.

Taisho Okinawa Co., Ltd.	Subcontracting of sales and sales promotion activities for Taisho products in Okinawa.

Taisho M.T.C. Co., Ltd.	Manufacture and sale of raw materials for pharmaceuticals and quasi-drugs in Fukuoka.

Taisho Pharmaceutical Logistics Co., Ltd.	Management and operation of transport services for Taisho, Taisho Toyama Pharmaceutical Co., Ltd. and others.

Biofermin Pharmaceutical Co., Ltd.	Manufacture and sale of OTC drugs and prescription pharmaceuticals.

Mejiro Real Estate Co., Ltd.	Leasing, maintenance, possession, and management, etc. of real estate.

Shimoda Central Co., Ltd.	Subcontracting of hotel management.

Taisho Active Health Co., Ltd.	Supply of health foods, quasi-drugs, and cosmetics.

(Overseas subsidiaries)
Taisho Pharmaceutical (Taiwan) Co., Ltd.	Manufacture and sale of Taisho products in Taiwan.

Taisho Pharmaceutical California Inc.	Manufacture (commissioned) and sale of Taisho products in U.S.A.

Taisho Pharmaceutical (M) SDN. BHD.	Manufacture and sale of Taisho products in Malaysia.

Taisho Pharmaceuticals (Philippines), Inc.	Manufacture (commissioned) and sale of Taisho products in the Philippines.

PT. Taisho Indonesia	Manufacture (commissioned) and sale of Taisho products in Indonesia.

Taisho Foods Deutschland GmbH	Manufacture (commissioned) and sale of Taisho products in Germany.

Taisho Co., Ltd. Shanghai	Manufacture and sale of Taisho products in China.

Taisho Pharmaceutical Asia (M) SDN. BHD.	Central control of operations for the nutrient drinks business in the ASEAN region, market development, business guidance, and sale of foods, etc. within the region in Malaysia.

Taisho Pharmaceutical (Europe) Ltd.	Manufacture (commissioned) and sale of Taisho products in the U.K.

Taisho Vietnam Co., Ltd.	Manufacture and sale of Taisho products in Vietnam.

Taisho Pharmaceutical (H.K.) Ltd.	Sale of Taisho products in Hong Kong.

Osotspa Taisho Co., Ltd.	Sale of Taisho products in Thailand.

PT. Taisho Pharmaceutical Indonesia Tbk	Manufacture and sale of OTC drugs in Indonesia.

Taisho Pharmaceutical Singapore Private Limited	Supervising the Self-Medication Operation Group in the ASEAN region.

(Domestic affiliated company)
Yomeishu Seizo Co., Ltd.	Manufacture and sale of herbal liqueur, etc.

(Overseas affiliated company)
Taisho Hizon Manufacturing Inc.	Subcontracting production from Taisho Pharmaceuticals (Philippines), Inc. in the Philippines.

Prescription Pharmaceutical Operation Group

Taisho	Research and development, manufacture, and sale of prescription pharmaceuticals.

(Domestic subsidiaries)
Taisho Toyama Pharmaceutical Co., Ltd.	Sale of prescription pharmaceuticals.

Medwell Taisho Co., Ltd.	Sale of prescription pharmaceuticals.

(Overseas subsidiary)
Taisho Pharmaceutical R&D Inc.	Development of prescription pharmaceuticals in U.S.A.

(Domestic affiliated company)
Toyama Chemical Co., Ltd.	Research and development, manufacture, and sale of prescription pharmaceuticals, etc.

The Business Organization Chart is as stated in “PART II INFORMATION CONCERNING REORGANIZATION (TENDER OFFER), I. OUTLINE OF REORGANIZATION (TENDER OFFER), 1. Purpose, etc. of the Reorganization, 2. Outline of Corporate Group of Filing Company, and Relationship within the Corporate Group Between Reorganized Company and Corporate Group of Filing Company, (1) Outline of Corporate Group of Filing Company, (ii) Outline of Corporate Group of Filing Company” above.

4.	Status of Group Companies

As the Company is a newly incorporated company, there are no group companies of the Company as of the filing date hereof. The status of group companies of Taisho which will be a wholly owned subsidiary company of the Company are as stated in “PART II INFORMATION CONCERNING REORGANIZATION (TENDER OFFER), I. OUTLINE OF REORGANIZATION (TENDER OFFER), 1. Purpose, etc. of the Reorganization, 2. Outline of Corporate Group of Filing Company, and Relationship within the Corporate Group Between Reorganized Company and Corporate Group of Filing Company, (1) Outline of Corporate Group of Filing Company, (ii) Outline of Corporate Group of Filing Company” above.

5.	Status of Employees

(1)	Status of the Company

As the Company is a newly incorporated company, it is to be determined.

(2)	Status of Consolidated Companies

The status of employees of the consolidated companies of Taisho as of March 31, 2011 which will be wholly owned subsidiary companies of the Company is as follows:

As of March 31, 2011

Name of Segment	Number of Employees (persons)
Self-Medication Operation Group	2,414 (245)
Prescription Pharmaceutical Operation Group	1,842 (85)
Entire Company (common)	1,366 (292)
Total	5,622 (622)

(Note) 1.	The number of employees are the number of personnel engaged at work (excluding seconded persons from the Taisho group to outside the group, and including seconded persons outside of the group into the Taisho group), and the number of persons temporarily employed (including part timers, dispatched personnel from human resources companies) is stated as an average number of personnel within brackets (which are excluded from the figure on the left).

2.	The number of employees stated for Entire Company (common) is with respect to the employees who belong to administrative departments which may not be divided into certain segments.

(3)	Status of Labor Unions

(i)	The Company

As the Company is a newly incorporated company, there are no applicable matters.

(ii)	Status of Consolidated Companies

The labor union of the Taisho group including Taisho, which will be a wholly owned subsidiary company of the Company, is referred to as the Taisho Pharmaceutical Labor Union, and it was formed in March 1950 and is a member of The Japanese Federation of Textile, Chemical, Food, Commercial, Service and General Workers’ Unions (collectively referred to as UI Zensen Federation) under the Japanese Trade Union Confederation. The number of union members is 2,214 persons as of March 31, 2011.

Labor and the management have a mutual understanding and are in mutual cooperation, and the relationship between them is stable.

II.	BUSINESS STATUS

1.	Summary of Performance, etc.

As the Company is a newly incorporated company, there are no applicable matters.

For the performance summary of Taisho, which will be a wholly owned subsidiary company of the Company, please see the annual securities report (submitted on June 29, 2010) and the quarterly securities reports (submitted on August 11, 2010, November 11, 2010, and February 9, 2011) of Taisho.

2.	Status of Production, Received Orders and Sales

As the Company is a newly incorporated company, there are no applicable matters.

For details about the production and received orders and sales of Taisho, which will be a wholly owned subsidiary company of the Company, please see the annual securities report (submitted on June 29, 2010) and the quarterly securities reports (submitted on August 11, 2010, November 11, 2010, and February 9, 2011) of Taisho.

3.	Issues to be Addressed

As the Company is a newly incorporated company, there are no applicable matters.

For the issues to be addressed by Taisho, which will be a wholly owned subsidiary company of the Company, please see the annual securities report (submitted on June 29, 2010) and the quarterly securities reports (submitted on August 11, 2010, November 11, 2010, and February 9, 2011) of Taisho.

4.	Business Risks, etc.

Even though the Company is not incorporated as of the filing date hereof, as the Company will be a wholly owning parent company of Taisho through the Share Transfer, after the incorporation of the Company, the business risks, etc. of Taisho as of the filing date hereof are expected to be the business risks, etc. of the Company. The business risks, etc. of the Company, considering the business risks, etc. of Taisho, are as follows:

In this paragraph, matters concerning the future are included. Such matters have been judged by Taisho as of the filing date hereof, unless otherwise stated herein.

(1)	Risks Concerning Legal Regulations and Medical Policy, etc.

Taisho’s businesses are subject to prescription pharmaceutical related regulations, etc. There are various approvals and licensing systems, etc. in each stage of research, development, manufacture, import, transportation, etc. of pharmaceuticals, etc., and there is the possibility that the products no longer conform to the regulations, or that approvals will be revoked. Due to trends in medical policies and medical insurance systems, etc., there is the risk that the price of pharmaceuticals will decline, etc.

(2)	Risks Concerning the Quality and Side Effects of Pharmaceuticals, etc.

Even though all possible measures are taken to ensure the reliability and quality of products, there is the possibility the Company will be compelled to recall and suspend sales or be liable for damage compensation due to unanticipated side effects and accidents, etc.

(3)	Risks Concerning the Development and Business of Pharmaceuticals

While the development of pharmaceuticals requires enormous amounts of research and development investment and long periods of time, there is an uncertainty regarding placing pharmaceuticals, etc. on the market, and the possibility of success as a business.

(4)	Risks Concerning Intellectual Property Rights

Due to an inability to obtain appropriate intellectual property right protection by Taisho, there is a possibility that third parties will use Taisho’s technology, etc. and weaken the competitiveness of Taisho on the market, or Taisho will infringe the intellectual property rights of third parties.

(5)	Risks due to Expiration of Patent Rights, etc.

Even though Taisho makes efforts to extend the life cycle of the products, there are possibilities that generic drugs will appear due to patent rights expiring, or that sales will decline due to a switch to OTC drugs.

(6)	Various Litigation Risks

During the course of Taisho’s business activities, there is a possibility of lawsuits filed in connection with product liability, the environment and other matters.

(7)	Risks Concerning Foreign Exchange Fluctuations

Due to fluctuations in exchange rates, there is a possibility that the delivery and acceptance of royalties and trade transactions denominated in foreign currencies with overseas business connections will affect business results.

(8)	Others

Due to the incidence of unexpected natural disasters such as earthquakes and tsunami and a deterioration in public security outside of Japan, etc., there is a possibility of damage, such as the collapse of business establishments or infrastructure, and the reduction and withdrawal of businesses.

Other than the above, there are various other risks, such as risks concerning external financing of raw materials and risks concerning being dependant on licenses, etc. for products developed by other companies. The risks stated herein do not represent the entire risks of Taisho.

5.	Material Agreements, etc. with Respect to Management

As the Company is a newly incorporated company, there are no applicable matters.

For material agreements, etc. regarding the management of Taisho, which will be a wholly owned subsidiary company of the Company, please see the annual securities report (submitted on June 29, 2010) and the quarterly securities reports (submitted on August 11, 2010, November 11, 2010, and February 9, 2011) of Taisho.

For the Share Transfer Plan, the purpose and terms, etc. concerning the Share Transfer, please see “PART II INFORMATION CONCERNING REORGANIZATION (TENDER OFFER), I. OUTLINE OF REORGANIZATION (TENDER OFFER), 3 Agreements Concerning the Reorganization” above.

6.	Research and Development Activities

As the Company is a newly incorporated company, there are no applicable matters.

For the research and development activities of Taisho, which will be a wholly owned subsidiary company of the Company, please see the annual securities report (submitted on June 29, 2010) and the quarterly securities reports (submitted on August 11, 2010, November 11, 2010, and February 9, 2011) of Taisho.

7.	Analysis of Financial Conditions, Operating Results, and Cash Flow Status

As the Company is a newly incorporated company, there are no applicable matters.

For an analysis of the financial conditions, operating results and cash flow status of Taisho, which will be a wholly owned subsidiary company of the Company, please see the annual securities report (submitted on June 29, 2010) and the quarterly securities reports (submitted on August 11, 2010, November 11, 2010, and February 9, 2011) of Taisho.

III.	STATUS OF FACILITIES

1.	Summary of Capital Investment

(1)	Status of the Company

As the Company is a newly incorporated company, there are no applicable matters.

(2)	Status of Consolidated Subsidiary Companies

For a summary of the capital investments of Taisho, which will be a wholly owned subsidiary company of the Company, please see the annual securities report (submitted on June 29, 2010) of Taisho.

2.	Status of Principal Facilities

(1)	Status of the Company

As the Company is a newly incorporated company, there are no applicable matters.

(2)	Status of consolidated Subsidiary Companies

For a summary of the principal facilities of Taisho, which will be a wholly owned subsidiary company of the Company, please see the annual securities report (submitted on June 29, 2010) and the quarterly securities reports (submitted on August 11, 2010, November 11, 2010, and February 9, 2011) of Taisho.

3.	Plans for New Installation and Removal, etc. of Facilities

(1)	Status of the Company

As the Company is a newly incorporated company, there are no applicable matters.

(2)	Status of Consolidated Subsidiary Companies

For the plans concerning the new installation and removal, etc. of facilities of Taisho, which will be a wholly owned subsidiary company of the Company, please see the annual securities report (submitted on June 29, 2010) and the quarterly securities reports (submitted on August 11, 2010, November 11, 2010, and February 9, 2011) of Taisho.

IV.	STATUS OF FILING COMPANY

1.	Status of Shares, etc.

(1)	Total Number of Shares, etc.

The status of the Company as of October 3, 2011 is scheduled to be as set forth below.

(i)	Total Number of Shares

Type of Shares	Total Number of Shares Authorized to be Issued (shares)
Common Stock	360,000,000
Total	360,000,000

(ii)	Issued Shares

Type of Shares	Number of Issued Shares	Name of the Listed Financial Instruments Exchange or the Registered Authorized Financial Instruments Firms Association	Contents
Common Stock	90,139,653	Tokyo Stock Exchange (First Section)	The shares will have full voting rights and will be the standard shares of the Company with no restrictions on rights. The number of shares constituting one (1) unit will be one hundred (100) shares.

Total	90,139,653	—	—

(Note)	1.	The above table is indicated based on 300,465,510 shares, the total number of issued shares of Taisho (as of March 31, 2011); therefore, the actual number of new shares to be delivered by the Company may fluctuate.

	2.	Taisho plans to apply to list the common stock of the Company on the Tokyo Stock Exchange.

(2)	Status of the Share Options, etc.

Not applicable.

(3)	Contents of the Rights Plan

Not applicable.

(4)	Changes in the Total Number of Issued Shares and the Amount of the Paid-in Capital, etc.

The total number of issued shares and the amount of the paid-in capital, etc. of the Company as of October 3, 2011 are to be as set forth below.

Date	Increase/ Decrease in the Total Number of Issued Shares (shares)	Total Number of Issued Shares (shares)	Increase/ Decrease in the Paid-in Capital (in millions of yen)	Balance of the Paid-in Capital (in millions of yen)	Increase/ Decrease in the Capital Reserve (in millions of yen)	Balance of the Capital Reserve (in millions of yen)
October 3, 2011	90,139,653	90,139,653	30,000	30,000	15,000	15,000

(Note)	The above table is indicated based on 300,465,510 shares, the total number of issued shares of Taisho (as of March 31, 2011); therefore, the actual number of new shares to be delivered by the Company may fluctuate.

(5)	Ownership Among Shareholders

As the Company is a newly incorporated company, there are no shareholders as of the filing date hereof; however, the ownership among shareholders as of March 31, 2011 of Taisho, which will be a wholly owned subsidiary company of the Company, is as set forth bellow.

As of March 31, 2011

Classification	Shares (Number of Shares constituting 1 Unit: 1,000 shares)								Status of Shares Less than One Unit (shares)
	Government and Local Government	Financial Institutions	Financial Instruments Firms	Other Companies	Foreign Companies, etc.		Individuals and Others	Total
					Non-individuals	Individuals
Number of Shareholders (persons)	—	68	34	8,059	305	21	26,232	34,719	—
Number of Shares Held (units)	—	54,637	969	104,325	29,061	2	108,522	297,516	2,949,510
Shareholding Percentage (%)	—	18.36	0.33	35.06	9.77	0.00	36.48	100.00	—

(Note)	1.	With respect to 24,452,572 treasury shares, 24,452 units are included in the “Individuals and Others” column, and 572 shares are included in the “Status of Shares Less than One Unit” column.

	2.	With respect to the shares in the name of Japan Securities Depository Center, Incorporated, 2 units are included in the “Other Companies” column and 800 shares are included in the “Status of Shares Less than One Unit” column.

(6)	Status of Voting Rights

(i)	Issued Shares

As the Company is a newly incorporated company, there are no holders as of the filing date hereof; however, the status of voting rights for issued shares as of March 31, 2011 of Taisho, which will be a wholly owned subsidiary company of the Company, is as set forth bellow.

As of March 31, 2011

Classification	Number of Shares (shares)	Number of Voting Rights (units)	Contents
Non-voting Shares	—	—	—

Shares with Restricted Voting Rights (Treasury Shares, etc.)	—	—	—

Shares with Restricted Voting Rights (Others)	—	—	—

Shares with Full Voting Rights (Treasury Shares, etc.)	(Shares held in treasury) Common Stock 24,452,000	—	The standard shares of Taisho with no restrictions on rights, and the number of shares constituting one (1) unit is 1,000 shares.

Shares with Full Voting Rights (Others)	Common Stock 273,064,000	273,064	Same as above

Shares Less than One Unit	Common Stock 2,949,510	—	The shares less than one (1) unit (1,000 shares).

Total Number of Issued Shares	300,465,510	—	—

Voting Rights of All Shareholders	—	273,064	—

(Note)	1.	The number of shares of the common stock indicated in the “Shares Less than One Unit” column includes 572 treasury shares held by the Company.

	2.	With respect to the shares in the name of Japan Securities Depository Center, Incorporated, 2,000 shares (2 voting rights) are included in the “Shares with Full Voting Rights (Others)” column, and 800 shares are included in the “Shares Less than One Unit” column.

(ii)	Treasury Shares, etc.

As the Company will be incorporated by the Share Transfer, as of October 3, 2011, which is the effective date of the Share Transfer, no treasury shares are held by the Company.

The treasury shares of Taisho, which will be a wholly owned subsidiary company of the Company, as of March 31, 2011, is as set forth below.

As of March 31, 2011

Name of Shareholder	Address of Shareholder	Number of Shares Held in its Own Name (shares)	Number of Shares Held in Other Person’s Name (shares)	Total Number of Shares Held (shares)	Shareholding Percentage to the Total Number of Issued Shares (%)
(Shares held in treasury) Taisho Pharmaceutical Co., Ltd.	3-24-1, Takada, Toshima-ku, Tokyo	24,452,000	—	24,452,000	8.14

Total	—	24,452,000	—	24,452,000	8.14

(7)	Contents of Share Option Plan

Not applicable.

2.	Status of Acquisition of Treasury Shares, etc.

Type of Shares, etc.

As the Company is a newly incorporated company, there are no applicable matters.

(1)	Status of Acquisition by a Resolution of a Shareholders Meeting

As the Company is a newly incorporated company, there are no applicable matters.

(2)	Status of Acquisition by a Resolution of the Board of Directors

As the Company is a newly incorporated company, there are no applicable matters.

(3)	Content of Matters not Subject to Resolutions of a Shareholders Meeting or the Board of Directors

As the Company is a newly incorporated company, there are no applicable matters.

(4)	Handling and Holding of the Acquired Treasury Shares

As the Company is a newly incorporated company, there are no applicable matters.

3.	Distribution Policies

In maintaining a stable and high-standard distribution of dividends, as well as enhancing the corporate characteristics, the basic policy of the Company is to make efforts to retain enough internal reserves.

In order to return profits to shareholders promptly and appropriately, the Company is to provide in its Articles of Incorporation that it may distribute interim dividends with the record date of September 30 each year, by a resolution of the board of directors, pursuant to Article 454, paragraph 5 of the Companies Act; therefore, the Company plans to distribute dividends twice a year. The organizational elements determining the distribution of dividends shall be the board of directors as to the interim dividends, and a shareholders meeting as to the year-end dividends.

4.	Trends in Share Prices

As the Company is a newly incorporated company, no trends in share prices have emerged. However, the trends in the share prices of Taisho, which will be a wholly owned subsidiary company of the Company, are as set forth below.

(1)	The Maximum and Minimum Share Prices per Year for the Latest 5 Business Years

Business Year	98th Year	99th Year	100th Year	101st Year	102nd Year
Business Year End	March 2007	March 2008	March 2009	March 2010	March 2011
Maximum (in yen)	2,460	2,505	2,380	1,921	1,887
Minimum (in yen)	1,988	1,927	1,562	1,523	1,551

(Note)	The maximum and minimum share prices indicated are those at the Tokyo Stock Exchange (First Section).

(2)	The Maximum and Minimum Share Prices per Month for the Latest 6 Months

Month	December 2010	January 2011	February 2011	March 2011	April 2011	May 2011
Maximum (in yen)	1,818	1,887	1,878	1,809	1,908	1,917
Minimum (in yen)	1,741	1,775	1,745	1,551	1,733	1,758

(Note)	The maximum and minimum share prices indicated are those at the Tokyo Stock Exchange (First Section).

5.	Officers

The details of the persons who are scheduled to assume office as officers of the Company are as set forth below.

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Chairman and CEO		Akira Uehara	Born on April 5, 1941	April 1977 June 1977	Joined Taisho Assumed office as Executive Director of Taisho	(Note) 4	(1) 7,145,900 shares (2) 2,143,770 shares
				June 1978	Assumed office as Senior Managing Director of Taisho
				June 1980	Assumed office as Executive Vice President of Taisho
				June 1981	Assumed office as Executive Vice President, Representative Director of Taisho
				June 1982	Assumed office as President, Representative Director of Taisho (present)
				October 2002	Assumed office as President, Representative Director of Taisho Toyama Pharmaceutical Co., Ltd.
				April 2006	Assumed office as Executive Honorary Chairman of Taisho Toyama Pharmaceutical Co., Ltd.
				June 2007	Counselor of Taisho Toyama Pharmaceutical Co., Ltd. (present)
				April 2009	Assumed office as Chairman, Representative Director of Taisho (present)

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Executive Director		Akira Ohira	Born on September 9, 1946	May 1982 June 1982	Joined Taisho Assumed office as Executive Director of Taisho	(Note) 4	(1) 639,900 shares (2) 191,970 shares
				June 1983	Assumed office as Managing Director of Taisho
				June 1985	Assumed office as Senior Managing Director of Taisho
				June 1994	Assumed office as Executive Vice President of Taisho
				June 1999	Assumed office as Executive Vice President, Representative Director of Taisho
				April 2006	Assumed office as President, Representative Director of Taisho Toyama Pharmaceutical Co., Ltd. (present)
				April 2009	Assumed office as Vice Chairman of Taisho (present)
Executive Director		Hisataka Hotta	Born on October 25, 1937	June 1978	Joined Taisho	(Note) 4	(1) 10,000 shares (2) 3,000 shares
				January 1981	General Manager of Accounting Division of Taisho
				June 1981	Assumed office as Executive Director of Taisho
				June 1982	Assumed office as Managing Director of Taisho
				June 1994	Assumed office as Senior Managing Director of Taisho
				June 2000	Assumed office as Representative Director of Taisho (Senior Managing Director)
				November 2005	Assumed office as Executive Vice President, Representative Director of Taisho (present)

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Executive Director		Shigeru Uehara	Born on May 5, 1976	April 2000 May 2000	Joined Taisho Joined Abbott Laboratories	(Note) 4	(1) 3,014,000 shares (2) 904,200 shares
				August 2006	Corporate Planning Division of Taisho
				October 2006	Director (riji) and Assistant to Officer in charge of Medical business Operation Group of Taisho, Deputy Head of Sales Headquarters of Taisho Toyama Pharmaceutical Co., Ltd.
				June 2007	Assumed office as Executive Director of Taisho Toyama Pharmaceutical Co., Ltd. (present)
				June 2007	Assumed office as Executive Director of Taisho
				June 2008	Assumed office as Managing Director of Taisho
				April 2009	Assumed office as Executive Vice President of Taisho (present)

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Executive Director		Akihito Sakai	Born on December 26, 1947	May 1989 April 1991	Joined Taisho Head of Information Promoting Section of Taisho	(Note) 4	(1) 1,000 shares (2) 300 shares
				June 1994	Head of Business Planning Section of Taisho
				April 1996	General Manager of Corporate Planning Division of Taisho
				June 1997	Director (riji) and General Manager of Corporate Planning Division of Taisho
				June 2001	Executive Officer and General Manager of Corporate Planning Division of Taisho
				June 2007	Assumed office as Executive Director of Taisho
				April 2009	Assumed office as Managing Director of Taisho (present)

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Executive Director		Ken Uehara	Born on November 17 1977	January 2004	Joined Taisho	(Note) 4	(1) 3,014,000 shares (2) 904,200 shares
				October 2006	Director (riji) and Assistant to Officer in charge of Self-Medication Operation Group of Taisho
				April 2007	Deputy Head of Sales Marketing Headquarters, Deputy Head of Product Planning and Development Headquarters of Taisho
				April 2008	Head of Self-Medication Research and Development Headquarters, Deputy Head of Sales Marketing Headquarters, and Deputy Head of Product Planning and Development Headquarters of Taisho
				June 2008	Assumed office as Executive Director of Taisho
				April 2009	Assumed office as Managing Director of Taisho (present)

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Executive Director		Kiyomi Chuurei	Born on November 1, 1952	April 1976	Joined Taisho	(Note) 4	(1) 1,000 shares (2) 300 shares
				April 1993	Head of Sales for Multiple Line Channel Division of Fukuoka Branch Office of Taisho
				April 1998	General Manager of Sales Division of Hiroshima Branch Office of Taisho
				April 1999	General Manager of Sales Division of Sendai Branch Office of Taisho
				April 2001	General Manager and Head of Sales for Multiple Line Channel Division of Taisho
				April 2006	Head of Sales Education and Training Division of Taisho
				October 2006	Director (riji) and Head of Nutrient Drinks Sales Division of Taisho
				April 2007	Executive Officer and Head of Sales Headquarters of Taisho
				April 2008	Senior Executive Officer of Taisho Head of Sales Headquarters
				June 2009	Assumed office as Executive Director of Taisho (present)
Executive Director		Jun-ichi Fukudome	Born on June 8, 1950	April 1976	Joined Taisho	(Note) 4	(1) 3,000 shares (2) 900 shares
				April 1997	Head of Strategic Development Planning Division of Taisho
				April 1998	Head of Clinical Research Division of Taisho
				June 2000	Director (riji) and Head of Medical Information Division of Taisho
				June 2001	Executive Officer and Manager of U.S. Subsidiary Preparatory Office of Taisho
				June 2009	Assumed office as Executive Director of Taisho (present)

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Executive Director		Ken-ichi Fujita	Born on February 10, 1952	April 1975	Joined Taisho	(Note) 4	(1) 1,000 shares (2) 300 shares
				April 1990	Head of Ethical Sales Division of Osaka Branch Office of Taisho
				October 1997	General Manager of Tokyo First Branch Office of Taisho
				April 2003	Executive Officer of Taisho Toyama Pharmaceutical Co., Ltd.
				June 2004	Assumed office as Executive Director of Taisho Toyama Pharmaceutical Co., Ltd. (present)
				April 2010	Executive Officer and Head of Prescription Pharmaceutical Development Headquarters of Taisho
				June 2010	Assumed office as Executive Director of Taisho (present)
Executive Director		Toshio Morikawa	Born on March 3, 1933	June 1993	President of The Sumitomo Bank, Limited	(Note) 4	(1) 0 shares (2) 0 shares
				June 1997	Chairman of the Board of The Sumitomo Bank, Limited
				June 1999	Assumed office as Corporate Auditor (Part-time) of Taisho
				April 2001	Counselor of Sumitomo Mitsui Banking Corporation
				June 2002	Advisor (tokubetsu komon) of Sumitomo Mitsui Banking Corporation
				March 2005	Advisor (meiyo komon) of Sumitomo Mitsui Banking Corporation (present)
				June 2007	Assumed office as Executive Director of Taisho (present)

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Executive Director		Akemichi Baba	Born on April 12, 1946	May 1991	Professor of School of Pharmaceutical Sciences of Osaka University	(Note) 4	(1) 0 shares (2) 0 shares
				April 1998	Dean of School of Pharmaceutical Sciences of Osaka University
				April 2004	Trustee and Vice President of Osaka University
				August 2006	Associate Member of Science Council of Japan
				April 2010	Vice President and Professor of School of Pharmacy of Hyogo University of Health Sciences (present)
				June 2010	Assumed office as Executive Director of Taisho (present)

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Corporate Auditor Full-time		Shigeo Morimoto	Born on May 17, 1948	April 1973 April 1993	Joined Taisho Head of Applied Biology Laboratory of Taisho	(Note) 5	(1) 7,000 shares (2) 2,100 shares
				April 1994	Head of Molecular Biology Laboratory of Taisho
				April 1998	Head of Discovery Research Laboratories of Taisho
				April 1999	Executive Officer, Head of Discovery Research Laboratories of Taisho
				April 2001	Head of Medical Research Laboratories of Taisho
				April 2007	Deputy Head of Prescription Pharmaceutical Research and Development Headquarters of Taisho
				April 2008	Deputy Head of Prescription Pharmaceutical Research Headquarters of Taisho
				June 2008	Assumed office as Corporate Auditor (Full-time) of Taisho (present)
Corporate Auditor Full-time		Kyuji Kobayashi	Born on March 26, 1952	December 1997	Joined Taisho	(Note) 5	(1) 1,000 shares (2) 300 shares
				April 1998	President of Taisho Foods Deutschland GmbH
				April 2002	General Manager of Management Accounting Division, General Manager of International Business Administration Division of Taisho
				October 2004	General Manager of Accounting Division (present)

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Corporate Auditor Part-time		Isao Yoshikawa	Born on June 5, 1939	July 1981	Commissioner of Examination and Inspection Department of Sapporo Regional Taxation Bureau	(Note) 5	(1) 0 shares (2) 0 shares
				July 1982	Commissioner of Taxation Department of Sapporo Regional Taxation Bureau
				July 1984	Deputy Director of Examination First Department of Tokyo Regional Taxation Bureau
				July 1987	Commissioner of General Affairs Department of Fukuoka Regional Taxation Bureau
				July 1988	Commissioner of General Affairs Department of Kanto-Shinetsu Regional Taxation Bureau
				July 1989	Director of Taxation Department, Information and Examination Division of National Tax Agency
				June 1991	Director General of Hokkaido Regional Development Bureau and Deputy Vice Minister
				June 1993	Deputy Commissioner of Revenue Management and Collection Department of National Tax Agency
				June 1994	Registered as tax accountant and practice as a tax accountant
				October 1994	Tax Advisor of Taisho (present)
				June 2009	Assumed office as Corporate Auditor (part-time) of Taisho (present)

Title	Position	Name	Date of Birth	Personal History		Term of Office	(1) Number of Shares of Taisho Held (2) Number of Shares of the Company to be Allotted
Corporate Auditor Part-time		Hiroyuki Uemura	Born on January 23, 1942	April 1965	Joined The Sumitomo Marine & Fire Insurance Co., Ltd.	(Note) 5	(1) 0 shares (2) 0 shares
				June 1991	Director of The Sumitomo Marine & Fire Insurance Co., Ltd.
				June 1998	President, Chief Executive Officer of The Sumitomo Marine & Fire Insurance Co., Ltd.
				October 2001	President, Chief Executive Officer of Mitsui Sumitomo Insurance Company, Limited
				July 2007	Senior Advisor of Mitsui Sumitomo Insurance Company, Limited (present)
Total							(1) 13,837,800 shares (2) 4,151,340 shares

(Note) 1.	Mr. Toshio Morikawa and Mr. Akemichi Baba, the executive directors, are outside directors set forth in Article 2, item 15 of the Companies Act.

2.	Mr. Isao Yoshikawa and Mr. Hiroyuki Uemura, the corporate auditors, are outside corporate auditors set forth in Article 2, item 16 of the Companies Act.

3.	Mr. Shigeru Uehara and Mr. Ken Uehara, the executive directors, are respectively the first and the third son of Mr. Akira Uehara, Chairman and CEO.

4.	The term of office of the directors shall commence on October 3, 2011, the incorporation date of the Company, and end upon the close of the annual shareholders meeting concerning the fiscal year ending in March 2013.

5.	The term of office of the corporate auditors shall commence on October 3, 2011, the incorporation date of the Company, and end upon the close of the annual shareholders meeting concerning the fiscal year ending in March 2015.

6.	Status of Corporate Governance, etc.

(1)	Status of Corporate Governance

(i)	Fundamental Policy on Corporate Governance

The Company will establish a structure for corporate governance based on a fundamental policy under which the management’s operational function and the supervision function are clearly separated from each other, thereby building a structure that enables the management to promptly make relevant decisions and conduct prompt supervising of execution of duties. Specifically, the Company’s fundamental policy for its operational management is that the board of directors, corporate auditors and the board of corporate auditors closely communicate and cooperate with each other.

By appropriately operating the so-established structure, the Company sets its basic policy to achieve its business purposes and fulfill social responsibilities.

(ii)	Organizational Elements of the Company

In addition to shareholders meetings and directors, the Company will have a board of directors, corporate auditors, a board of corporate auditors, and independent auditors.

(iii)	Remuneration for Officers

Remuneration for directors and corporate auditors of the Company shall be determined by a resolution of a shareholders meeting (provided that, the Company is to provide in its Articles of Incorporation that the total amount of remuneration of the Company’s directors for the period commencing on its incorporation date and ending at the time of the close of the first annual shareholders meeting shall be not more than 360 million yen per year, and that such amount for corporate auditors shall be not more than 60 million yen per year).

(iv)	Prescribed Number of Directors

The Company is to provide in its Articles of Incorporation that the Company shall have not less than three (3) and not more than thirteen (13) directors. The Company is to provide in its Articles of Incorporation that a resolution for the election of directors shall be adopted at a shareholders meeting at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by a majority of the voting rights of the shareholders present. The Company is also to provide in its Articles of Incorporation that no resolution for the election of directors shall be made by cumulative voting.

(v)	Outline of Agreement for Limitation of Liability with Directors

In order to make offers to excellent personnel to become its outside directors, the Company is to provide in its Articles of Incorporation that pursuant to the provisions of Article 427, paragraph 1 of the Companies Act, the Company may enter into an agreement with outside director(s) that limits their liability for damages due to the failure to perform their duties. However, the Company is also to provide in its Articles of Incorporation that the limited amount of liability under the agreement shall be limited to the minimum liability amount set forth under Article 425, paragraph 1 of the Companies Act.

(vi)	Prescribed Number of Corporate Auditors

The Company is to provide in its Articles of Incorporation that the Company shall have not less that three (3) and not more than six (6) corporate auditors. The Company is to provide in its Articles of Incorporation that a resolution for the election of corporate auditors shall be adopted at a shareholders meeting at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by a majority of the voting rights of the shareholders present.

(vii)	Outline of Agreement for Limitation of Liability with Corporate Auditors

In order to make offers to excellent personnel to become its outside corporate auditors, the Company is to provide in its Articles of Incorporation that pursuant to the provisions of Article 427, paragraph 1 of the Companies Act, the Company may enter into an agreement with outside corporate auditor(s) that limits their liability for damages due to the failure to perform their duties. However, the Company is also to provide in its Articles of Incorporation that the limited amount of liability under the agreement shall be limited to the minimum liability amount set forth under Article 425, paragraph 1 of the Companies Act.

(viii)	Requirements for a Special Resolution of a Shareholders Meeting

With respect to the requirements for a special resolution of a shareholders meeting set forth under Article 309, paragraph 2 of the Companies Act, the Company is to provide in its Articles of Incorporation that the resolution shall be adopted at a shareholders meeting at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by two-thirds (2/3) or more of the voting rights of the shareholders present. By reducing the quorum required for the special resolution of the shareholders meeting, the Company intends to operate the meeting smoothly.

(ix)	Matters to be Resolved at a Shareholders Meeting, that May be Resolved by the Board of Directors

In order to enable prompt and appropriate performance of capital policies in correspondence with changes in the operational circumstances, the Company is to provide in its Articles of Incorporation that it may acquire its own shares by a resolution of the board of directors, pursuant to Article 165, paragraph 2 of the Companies Act. In addition, in order to return profits to shareholders promptly and appropriately, the Company is to provide in its Articles of Incorporation that it may distribute interim dividends with the record date of September 30 each year, by a resolution of the board of directors, pursuant to Article 454, paragraph 5 of the Companies Act.

(x)	Other Matters

As the Company is a newly incorporated company, other matters have not been determined.

(2)	Remuneration for Auditing, etc.

(i)	Remuneration for Certified Public Accountants for Auditing, etc.

As the Company is a newly incorporated company, there are no applicable matters. PricewaterhouseCoopers Aarata will be commissioned to conduct audits under the Financial Instruments and Exchange Act.

(ii)	Other Material Remuneration

Not applicable.

V.	STATUS OF ACCOUNTING

As the Company is a newly incorporated company, no matters are applicable. For the accounting of Taisho, which will be a wholly owned subsidiary company of the Company, please see the annual securities report (submitted on June 29, 2010) and the quarterly securities reports (submitted on August 11, 2010, November 11, 2010, and February 9, 2011) of Taisho.

VI.	SUMMARY OF SHARE HANDLING BY THE FILING COMPANY

The summary of share handling by the Company is scheduled to be as set forth below.

Business Year	From April 1 to March 31 (however, the first business year shall start on the date of incorporation of the Company and end on March 31, 2012.)

Annual Shareholders Meeting	In June

Record Date	March 31

Record Date for Dividend of Surplus	September 30 and March 31

Number of Shares Constituting One Unit of Shares	100 shares

Purchase of Shares Less than One Unit

- Place of Share Handling	(Special Account) 1-4-5, Marunouchi, Chiyoda-ku, Tokyo Mitsubishi UFJ Trust and Banking Corporation, Corporate Agency Division

- Stock Transfer Agent	(Special Account) 1-4-5, Marunouchi, Chiyoda-ku, Tokyo Mitsubishi UFJ Trust and Banking Corporation, Corporate Agency Division

- Location of the Agent for Share Handling	Not determined

- Fees for Purchasing Shares	Not determined

Method of Giving Public Notice

To be made in the electronic public notice. However, if an accident or any other unavoidable cause renders public notice by electronic public notice unavailable, the public notice shall be given by publication in the Nihon Keizai Shimbun published in Tokyo.

(The URL for indicating public notice: Not determined)

Special Benefits Given to Shareholders	None

(Note)	Pursuant to Article 8 of the Articles of Incorporation of the Company, shareholders of the Company may not exercise any other than the rights listed below, with respect to the shares less than one (1) unit held by the shareholders.
1.	The rights listed in the items of Article 189, paragraph 2 of the Companies Act
2.	The right to request the acquisition of shares with put option
3.	The right to receive allotment of shares for subscription and allotment of share options for subscription, in proportion to the number of shares they hold

VII.	REFERENCE INFORMATION OF THE FILING COMPANY

1.	Information about Parent Company, etc. of the Filing Company

There is no parent company, etc. of the filing company as set forth in Article 24-7, paragraph 1 of the Financial Instruments and Exchange Act.

2.	Other Reference Information

Not applicable.

Part IV SPECIAL INFORMATION

I.	RECENT FINANCIAL STATEMENTS OF THE FILING COMPANY AND THE CONSOLIDATED SUBSIDIARY COMPANIES

1.	Balance Sheets

As the Company is a newly incorporated company and its business year has not been closed as of the filing date hereof, there are no applicable matters.

2.	Profit and Loss Statements

As the Company is a newly incorporated company and its business year has not been closed as of the filing date hereof, there are no applicable matters.

3.	Shareholders Equity Variation Statement

As the Company is a newly incorporated company and its business year has not been closed as of the filing date hereof, there are no applicable matters.

4.	Cash Flow Statement

As the Company is a newly incorporated company and its business year has not been closed as of the filing date hereof, there are no applicable matters.

Part V INFORMATION OF REORGANIZED COMPANY

I.	MATTERS REGARDING THE REORGANIZED COMPANY SUBJECT TO CONTINUOUS DISCLOSURE

(1)	Documents Filed by the Reorganized Company

(i)	Annual Securities Report and Attachments Thereto

For the 101st business year (from April 1, 2009 to March 31, 2010), filed with the Director-General of the Kanto Local Finance Bureau on June 29, 2010.

(ii)	Quarterly Securities Reports

The First Quarterly Securities Report for the 102nd business year (from April 1, 2010 to June 30, 2010) was filed with the Director-General of the Kanto Local Finance Bureau on August 11, 2010.

The Second Quarterly Securities Report for the 102nd business year (from July 1, 2010 to September 30, 2010) was filed with the Director-General of the Kanto Local Finance Bureau on November 11, 2010.

The Third Quarterly Securities Report for the 102nd business year (from October 1, 2010 to December 31, 2010) was filed with the Director-General of the Kanto Local Finance Bureau on February 9, 2011.

(iii)	Extraordinary Report

The following Extraordinary Reports were filed by the filing date hereof (June 13, 2011) after the filing of the Annual Securities Report under item (i) above:

The Extraordinary Report pursuant to Article 24-5, paragraph 4 of the Financial Instruments and Exchange Act and Article 19, paragraph 2, item 9-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc. was filed with the Director-General of the Kanto Local Finance Bureau on June 30, 2010.

The Extraordinary Report pursuant to Article 24-5, paragraph 4 of the Financial Instruments and Exchange Act and Article 19, paragraph 2, item 6-3 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc. was filed with the Director-General of the Kanto Local Finance Bureau on May 13, 2011.

(2)	Place at which the Above Documents are Made Available for Public Inspection

Taisho Pharmaceutical Co., Ltd., Head Office

(3-24-1, Takada, Toshima-ku, Tokyo)

Taisho Pharmaceutical Co., Ltd., Osaka Branch Office

(6-1-17, Sekime, Joto-ku, Osaka-shi)

Taisho Pharmaceutical Co., Ltd., Nagoya Branch Office

(2-17-18, Chikusa, Chikusa-ku, Nagoya-shi)

Tokyo Stock Exchange, Inc.

(2-1, Nihonbashi-Kabuto-cho, Chuo-ku, Tokyo)

Part VI INFORMATION REGARDING SHARES FOR SUBSCRIPTION

I.	TRANSFER OF SHARES, ETC. HELD BY SPECIAL INTERESTED PARTIES

Not applicable.

II.	SUMMARY OF THIRD PARTY ALLOTMENT, ETC.

1.	Issuance of Shares, etc. by Third Party Allotment, etc.

Not applicable.

2.	Summary of Acquirer of Shares, etc. by Third Party Allotment, etc.

Not applicable.

3.	Status of Transfer of Shares, etc. Held by the Acquirer by Third Party Allotment, etc.

Not applicable.

III.	STATUS OF SHAREHOLDERS

As the Company is a newly incorporated company, there are no shareholders as of the filing date hereof; however, as of March 31, 2011, the shareholders of Taisho, which will be a wholly owned subsidiary company of the Company, are as set forth below.

As of March 31, 2011

Name	Address	Number of Shares Held (thousands of shares)	Shareholding Percentage to the Total Number of Issued Shares (%)
The Uehara Memorial Foundation	3-26-3, Takada, Toshima-ku, Tokyo	43,000	14.31

Shoji Uehara	Shinjuku-ku, Tokyo	34,964	11.64

Sumitomo Mitsui Banking Corporation	1-1-2, Marunouchi, Chiyoda-ku, Tokyo	10,000	3.33

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	10,000	3.33

Uehara Museum of Modern Art Foundation	341 Aza Baba, Udogane, Shimoda-shi, Shizuoka	10,000	3.33

Akira Uehara	Nakano-ku, Tokyo	7,145	2.38

Sumitomo Chemical Co., Ltd.	2-27-1, Shinkawa, Chuo-ku, Tokyo	7,033	2.34

Japan Trustee Services Bank, Ltd. (Trust Account)	1-8-11, Harumi, Chuo-ku, Tokyo	5,832	1.94

Kajima Corporation	1-3-1, Motoakasaka, Minato-ku, Tokyo	5,500	1.83

Japan Trustee Services Bank, Ltd. (The Sumitomo Trust and Banking Co., Ltd. Re-trust Account; Sumitomo Chemical Co., Ltd. Retirement Benefit Trust Account)	1-8-11, Harumi, Chuo-ku, Tokyo	5,100	1.70

Total	—	138,575	46.12

(Note)	1.	Taisho holds 24,452,572 shares (8.14%) of its treasury shares as of March 31, 2011, however, it is excluded from the above major shareholders.

	2.	5,832 thousand shares held by Japan Trustee Services Bank, Ltd. (Trust Account) set forth above relate to trust businesses.

	3.	5,100 thousand shares held by Japan Trustee Services Bank, Ltd. (The Sumitomo Trust and Banking Co., Ltd. Re-trust Account; Sumitomo Chemical Co., Ltd. Retirement Benefit Trust Account) set forth above relate to trust businesses.

(Audit Report for the consolidated financial statements for the current year)

The Company is scheduled to be incorporated on October 3, 2011 pursuant to the share transfer procedures under the Companies Act. Therefore, as of the filing date hereof, the Company’s business year end has not arrived, and accordingly, it has not received the “Audit Report.”

(Audit Report for the financial statements for the current year)

The Company is scheduled to be incorporated on October 3, 2011 pursuant to the share transfer procedures under the Companies Act. Therefore, as of the filing date hereof, the Company’s business year end has not arrived, and accordingly, it has not received the “Audit Report.”